Exhibit 10.6

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO PASSAGE BIO, INC. IF PUBLICLY DISCLOSED.

RESEARCH, COLLABORATION & LICENSE AGREEMENT

DATED AS OF SEPTEMBER 18, 2018

BY AND BETWEEN

THE TRUSTEES OF THE UNIVERSITY OF PENNSYLVANIA

AND

PASSAGE BIO, INC.

i

TABLE OF CONTENTS
(continued)

ii

TABLE OF CONTENTS
(continued)

iii

UNIVERSITY OF PENNSYLVANIA

RESEARCH, COLLBORATION & LICENSE AGREEMENT

This Research, Collaboration & License Agreement (this “Agreement”) is dated as of September 18, 2018 (the “Effective Date”) by and between The Trustees of the University of Pennsylvania, a Pennsylvania nonprofit corporation (“Penn”), and Passage Bio, Inc., a corporation organized under the laws of the state of Delaware (“Licensee”). Penn and Licensee may be referred to herein as a “Party” or, collectively, as “Parties”.

RECITALS:

WHEREAS, Licensee is a biopharmaceutical company with expertise in the development, manufacture and commercialization of human therapeutic products for treatment of genetic disorders.

WHEREAS, Penn, through Dr. James M. Wilson and the Wilson Laboratory, have technology and expertise in the research and development of gene therapy products.

WHEREAS, the Research Program contemplated by this Agreement is of mutual interest to Licensee and Penn and furthers the educational, scholarship and research objectives of Penn as a nonprofit, tax-exempt, educational Penn, and may benefit Licensee and Penn through the creation or discovery of new inventions and the development and commercialization of Licensed Products (as defined below).

NOW, THEREFORE, in consideration of the various promises and undertakings set forth herein, the Parties agree as follows:

ARTICLE 1
DEFINITIONS

Unless otherwise specifically provided herein, the following terms shall have the following meanings:

1.1                               “Next Generation Capsid” means a specific adeno associated virus identified by sequence that is discovered, developed or engineered in the Next Generation Program before the Effective Date or in the course of the Next Generation Program.

1.2                               “Next Generation Capsid Data Package” means a written data package prepared by the Wilson Laboratory with respect to a Next Generation Capsid containing: (a) a summary of the scientific rationale and data for such Next Generation Capsid; (b) [*], and (c) [*].

1.3                               “AAV” means adeno-associated virus.

1.4                               “Achievement Date” means with respect to a Diligence Event, the corresponding date such Diligence Event is to be achieved as provided in Section 5.8 below.

1.5                               “Affiliate” means a Person that controls, is controlled by or is under common control with a Party, but only for so long as such control exists. For the purposes of this Section 1.6, the word “control” (including, with correlative meaning, the terms “controlled by” or “under common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct the management and policies of such Person, whether by the ownership of more than fifty percent (50%) of the voting stock of such Person, or by contract or otherwise.

1.6                               “BLA” means (a) a biologics license application as that term is used in defined in the PHS Act and the regulations promulgated thereunder, (b) a marketing authorization application in the European Union, or (c) any equivalent or comparable application, registration or certification in any other country or region.

1.7                               “Calendar Quarter” mean the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31 of each Calendar Year.

1.8                               “Calendar Year” means each successive period of twelve (12) months commencing on January 1 and ending on December 31.

1.9                               “cGLP” means the current good laboratory practice regulations promulgated by the FDA, published at 21 U.S. C.F.R. § 58, and equivalent non-United States regulations and standards in the Territory, as applicable, as such current laboratory practices, regulations and standards may be amended from time to time.

1.10                        “cGMP” means those current practices, as amended from time to time, related to the manufacture of pharmaceutical products and any precursors thereto promulgated in guidelines and regulations of standard compilations including the GMP Rules of the World Health Organization, the United States Code of Federal Regulations, the Guide to Inspection of Bulk Pharmaceutical Chemicals (established by the United States Department of Health and Human Services), the Pharmaceutical Inspection Convention, and the European Community Guide to Good Manufacturing Practice in the production of pharmaceutical products, and equivalent guidelines, regulations and standards in the Territory, as such guidelines, regulations and standards may be amended from time to time.

1.11                        “Challenge” will be interpreted as follows. Licensee or a Sublicensee (including sub-Sublicensees) will be deemed to have made a “Challenge” of the Penn Patent Rights if Licensee or such Sublicensee (including sub-Sublicensees), respectively: (a) institutes or voluntarily joins as a party to, or causes its counsel to institute on Licensee’s or such Sublicensee’s (including sub-Sublicensees) behalf, any interference, opposition, re-examination, post-grant review or similar proceeding with respect to any Penn Patent Right with the U.S. Patent and Trademark Office or any foreign patent office; or (b) makes any filing or institutes or voluntarily joins as a party to any legal proceeding, or causes its counsel to make any filing or institute or voluntarily join as a party to any legal proceeding on Licensee’s or such Sublicensee’s (including sub-Sublicensees) behalf, with a court or other Governmental Body (including, without limitation, the U.S. Patent and Trademark Office or any foreign patent office) having authority to determine the validity, enforceability or scope of the Penn Patent Rights, in which one or more claims or allegations challenges the validity or enforceability of any Penn Patent Right.

1.12                        “Change of Control” means the occurrence of any of the following events: (a) any Person becomes the owner, directly or indirectly, of more than fifty percent (50%) of the total voting power (on an as converted basis) of the equity units or other interests of Licensee then outstanding that are normally entitled to vote in the election of directors of Licensee other than in connection with a financing or series of financing transactions; (b) the merger, consolidation or amalgamation of Licensee with or into any other Person, other than any transaction in which the holders of the outstanding voting securities of Licensee immediately prior to the transaction own, directly or indirectly, not less than fifty percent (50%) of the total voting power (on an as converted basis) of the voting securities of the party surviving such merger, consolidation or amalgamation; or (c) the sale of all or substantially all of the assets of Licensee.

1.13                        “Clinical Study” means a Phase 1 Study, Phase 1/2 Study, Phase 2 Study, or Phase 3 Study, or such other study in humans that is conducted in accordance with good clinical practices and is designed to generate data in support or maintenance of an application for Regulatory Approval.

1.14                        “CNS Monogenic Rare Disorder” means a rare disease or condition (as determined in accordance with Sec. 526 of the FD&C Act or corresponding Laws outside the United States) with significant morbidity in the central nervous system (CNS) or peripheral nervous system (PNS) [*]. For further clarity, [*].

1.15                        “Combination Product” means a Licensed Product that is delivered with one or more additional active ingredients and/or other items or services incident to the administration of any such Licensed Product (with or without one or more such other active ingredients) [*], in each such case when any of the foregoing are co-formulated, co-packaged or sold under one pricing scheme (whether payment of such price is paid to the same or to more than one seller).

1.16                        “Commercially Reasonable Efforts” means the efforts and resources that a similarly situated biotechnology company would use for its own internally discovered technology of similar commercial potential and similar stage of development, taking into account the likely timing of the technology’s entry into the market and any patent and other proprietary position, safety and efficacy, product profile, the then-current competitive and regulatory environments for the product. Without limiting the foregoing, Commercially Reasonable Efforts requires, with respect to such obligations, that the Party (a) promptly assign responsibility for such obligation to specific employee(s) who are accountable for progress and monitor such progress on an on-going basis, (b) set annual objectives for carrying out such obligations, and (c) allocate resources designed to advance progress with respect to such objectives.

1.17                        “Compulsory License” means a compulsory license under Penn Patent Rights obtained by a Third Party through the order, decree, or grant of a competent Governmental Body or court, authorizing such Third Party to develop, make, have made, use, sell, offer to sell or import a Licensed Product in any country.

1.18                        “Controlled” means, with respect to intellectual property rights, that a Party or one of its Affiliates owns or has a license or sublicense to such intellectual property rights and has the ability to provide, grant a license or sublicense to, or assign its right, title and interest in and to, such intellectual property rights as provided for in the Agreement without (i) violating the terms of any other agreement or other arrangement with any Third Party from whom the Party or its Affiliate acquired such intellectual property rights, (ii) requiring additional obligations, liabilities or financial consideration to such Third Party in connection with the grant of such license or sublicense (other than consideration for which Licensee agrees to bear the entire cost), or (iii) violating the terms of, or requiring additional obligations, liabilities or financial consideration to a Third Party under, [*].

1.19                        “Development Transition Point” or “DTP” means on a Licensed Product-by-Licensed Product basis the date on which the IND-enabling studies for such Licensed Product under the Research Program have been completed and immediately prior to filing of the IND, unless otherwise agreed by the Parties.

1.20                        “Diligence Event” means each of the events that Company is expected to accomplish in the development of each Licensed Product in each Indication set forth in Section 5.8.

1.21                        “EMA” means the European Medicines Agency and any successor entity thereto.

1.22                        “FD&C Act” means the United States Federal Food, Drug and Cosmetic Act, as amended.

1.23                        “FDA” means the United States Food and Drug Administration and any successor entity thereto.

1.24                        “Field of Use” means prophylactic, diagnostic and therapeutic uses in humans. For clarity, [*].

1.25                        “FIH” means on a Licensed Product-by-Licensed Product basis, a first in human Clinical Study for a Licensed Product.

1.26                        “First Commercial Sale” means, on a country-by-country basis, the first commercial transfer or disposition for value of Licensed Product in such country to a Third Party by Licensee, or any of its Affiliates or Sublicensees, in each case, after Regulatory Approvals have been obtained for such country.

1.27                        “FPFD” means, on a Licensed Product-by-Licensed Product basis with respect to each Clinical Study, the first dosing of the first patient in such Clinical Study.

1.28                        “GAAP” means United States generally accepted accounting principles applied on a consistent basis.

1.29                        “Gene Therapy Product” means a pharmaceutical product (or proposed or prospective pharmaceutical product) that inserts one or more functional genes into a patient’s cells using an AAV. For clarity, Gene Therapy Products do not include (a) [*] or (b) [*].

1.30                        “Generic Product” means, with respect to a particular Licensed Product in a country, a generic or biosimilar pharmaceutical product, that is not produced, licensed or owned by Licensee, any of its Affiliates or Sublicensees, that: (a) is bioequivalent or biosimilar to such Licensed Product; and (b) is approved for use in such country by a Regulatory Authority by referencing the prior approval, in whole or part, or safety and efficacy data submitted in support of the prior approval, of the Licensed Product. Generic Product includes, but is not limited to, any pharmaceutical products for which Regulatory Approval is obtained via: (i) a bioequivalence or bioavailability showing such as those covered by section 505(j) of the FD&C Act or an equivalent outside the United States; or (ii) a biosimilarity or interchangeability determination such as those covered by section 351(k) of the PHS Act or an equivalent outside the United States.

1.31                        “Governmental Body” means any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, provincial, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or entity and any court or other tribunal); (d) multi-national or supranational organization or body; or (e) individual, entity, or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

1.32                        “IND” means an Investigational New Drug Application as defined in the FD&C Act and the regulations promulgated thereunder, or the equivalent application to the equivalent Regulatory Authority in any other regulatory jurisdiction, including a Clinical Trial Authorization (“CTA”) to the European Medicines Agency, the filing of which is necessary to initiate or conduct clinical testing of a pharmaceutical product in humans in such jurisdiction.

1.33                        “Indication” means each of the following indications for a Gene Therapy Product: (a) Amyotrophic Lateral Sclerosis (“ALS”) through AAV delivery of nucleic acid polymers that silence nucleic acid or protein polymers encoded by the C9ORF72 gene, (b) Krabbe disease (globoid cell leukodystrophy) through delivery of nucleic acid polymers for expression of galactosylceramidase. (c) Metachromatic leukodystrophy (“MLD”) through AAV delivery of nucleic acid polymers for expression of arylsulfatase A, (d) galactosidase deficiency (“GLB1 Deficiency”), for GM1 gangliosidosis-1 and mucopolysaccharidosis type IV (“MPS IV”) through AAV delivery of nucleic acid polymers for expression of GLB1, (e) Frontotemporal dementia (FTD) through AAV delivery of nucleic acid polymers for expression of progranulin, and (f) AAV delivery of nucleic acid polymers for a specific named gene replacement transgene for a specific disease indication with treatment targeted to a specific locus (“New Indication”) added to the Agreement through exercise of a New Indication Option (collectively, the “Indications”).

1.34                        “Know-How” means intellectual property, data, results, pre-clinical and clinical protocols and study data, chemical structures, chemical sequences, information, inventions, formulas, techniques, methods, processes, procedures and developments. “Know-How” does not include Penn Patent Rights claiming any of the foregoing. “Know-How” also does not include Licensed Materials.

1.35                        “Law” or “Laws” means all applicable laws, statutes, rules, regulations, ordinances and other pronouncements having the binding effect of law of any Governmental Body.

1.36                        “Licensed Know-How” means all Know-How that is Controlled by Penn and (a) developed by the Wilson Laboratory as of the Effective Date or (b) developed or discovered in the Wilson Laboratory under the Next Generation Program or the Research Program (including but not limited to all Research Results), and in each case (a) and (b) is necessary or reasonably useful to develop, make, use, sell, offer for sale or import a Licensed Product in the Field of Use.

1.37                        “Licensed Material” means biological or chemical materials that are Controlled by Penn and available from the Wilson Laboratory at Penn and necessary or useful to exploit the licenses granted to Licensee under the Agreement, to the extent that Penn is (as of the Effective Date or at any relevant time during the Research Term thereafter) able to grant rights to such materials to Licensee. Such biological and chemical materials include cell lines, viral seed stocks, product-specific reference materials, platform or product specific assay controls and reagents that are not available as standard commercial items.

1.38                        “Licensed Product” means any (a) process, service or method covered by a Valid Claim or whose use or practice would, absent the License, constitute an infringement, inducement of infringement or contributory infringement of any Valid Claim, or would infringe a Valid Claim once issued (“Method”); (b) article, composition, apparatus, substance, chemical or any other material covered by a Valid Claim or whose manufacture, import, use, offer for sale or sale would, absent the License, constitute an infringement, inducement of infringement or contributory infringement of any Valid Claim or would infringe a Valid Claim once issued; or (c) service, article, composition, apparatus, chemical, substance or any other material made, used or sold by or utilizing or practicing a Method, or (d) any product that incorporates or makes use or is made through use of Licensed Know-How.

1.39                        “Major Markets” means the United States, Japan, France, Germany, Spain, Italy and the United Kingdom.

1.40                        “Manufacturing Patent Rights” means (a) the Patent Rights Controlled by Penn (i) [*], (ii) [*] and (iii) [*], (b) any continuations, provisionals, continued prosecution applications, substitutions, extensions and term restorations, registrations, confirmations, reexaminations, renewals or reissues thereof, including divisions, but excluding continuations-in-part except to the extent of claims entirely supported in the specification and entitled to the priority date of the parent application, and (c) any corresponding foreign Patent Rights to the foregoing.

1.41                        “MHLW” means the Ministry of Health, Labor and Welfare of Japan.

1.42                        “Net Sales” means the gross consideration invoiced or received by Licensee or any of its Affiliates or Sublicensees (including all sub-Sublicensees) for Sales of Licensed Product (including any cash amounts plus the fair market value of any other forms of consideration), less the following deductions (to the extent included in and not already deducted from the gross amounts invoiced or otherwise charged) to the extent reasonable and customary:

1.42.1              trade discounts, including trade, cash and quantity discounts or rebates, credits or refunds;

1.42.2              allowances or credits actually granted upon claims, returns or rejections of products;

1.42.3              charges included in the gross sales price for freight, insurance, transportation, postage, handling and any other charges relating to the Sale, transportation, delivery or return of such Licensed Product;

1.42.4              customs duties, sales, excise and use taxes actually paid in connection with the transportation, distribution, use or Sale of such Licensed Product (but excluding what is commonly known as income taxes);

1.42.5              bad debt expense and amounts actually written off by reason of uncollectible debt not to exceed [*] of the Net Sales of Licensed Product.

Even if there is overlap between any of deductions described above, each individual item shall only be deducted once in the overall Net Sales calculation.

In the case of a Combination Product, the Parties shall negotiate in good faith, at the latest [*] before the expected launch of such Combination Product, an allocation of Net Sales of such Combination Product to the respective Licensed Product components and other component(s) thereof, as the case may be, based on the fair market value of such components for the purposes of determining a product-specific allocation of such Net Sales. Payments related to such Combination Product under this Agreement, including Royalties and Milestone Payments, will be calculated, due and payable based only on the portion of such Net Sales so allocated to the Licensed Product components.

In case of disagreement and failure by the Parties to agree upon an allocation of Net Sales of such Combination Product to the respective Licensed Product components and other component(s) thereof, [*].

1.43                        “Next Generation Program” means the next generation AAV capsid discovery, development and engineering program controlled by Penn and developed or conducted by the Wilson Laboratory from [*] until June 30, 2021, which program has been and will continue to be solely funded by Penn (including NIH grant funding to Penn), and not by any commercial Third Party. The Next Generation Program is limited to the following research activities [*].

1.44                        “Option Condition” means either of the following conditions: (a) Licensee has a principal place of business in Philadelphia, PA; or (b) Licensee has had an initial public offering or has been acquired by a non-Affiliated Third Party.

1.45                        “Patent Rights” means (a) patents and patent applications, together with any unlisted patents and patent applications claiming priority thereto, and any continuations, continuations-in-part, reissues, reexamination certificates, substitutions, divisionals, supplementary protection certificates, renewals, registrations, extensions including all confirmations, revalidations, patents of addition, PCTs, and pediatric exclusivity periods and all foreign counterparts thereof, and any patents issued or issuing with respect to any of the foregoing and (b) all official correspondence relating to the foregoing.

1.46                        “Penn Patent Rights” means Penn Patent Rights A, Penn Patent Rights B, and Manufacturing Patent Rights, collectively.

1.47                        “Penn Patent Rights A” means (a) the Patent Rights listed in Exhibit A, (b) [*], (c) any continuations, provisionals, continued prosecution applications, substitutions, extensions and term restorations, registrations, confirmations, reexaminations, renewals or reissues thereof, including divisions, and further including continuations-in-part (to the extent related directly to the subject matter of the parent application or containing new information developed pursuant to the Research Program), (d) Penn’s interest in and to any jointly owned Patent Rights of the kind described in Section 2.2.4, and (e) any corresponding foreign Patent Rights to the foregoing.

1.48                        “Penn Patent Rights B” means (a) [*], (b) any continuations, provisionals, continued prosecution applications, substitutions, extensions and term restorations, registrations, confirmations, reexaminations, renewals or reissues thereof, including divisions, and further including continuations-in-part (to the extent related directly to the subject matter of the parent application or containing new information developed pursuant to the Research Program), and (c) any corresponding foreign Patent Rights to the foregoing.

1.49                        “Person” means any natural person, corporation, firm, business trust, joint venture, association, organization, company, partnership or other business entity, or any government or agency or political subdivision thereof.

1.50                        “Phase 1 Study” means a clinical study of a drug candidate in human patients with the primary objective of characterizing its safety, tolerability, and pharmacokinetics and identifying a recommended dose and regimen for future studies as described in 21 C.F.R. §312.21(a), or a comparable clinical study prescribed by the relevant Regulatory Authority in a country other than the United States. The drug candidate can be administered to patients as a single agent or in combination with other investigational or marketed agents.

1.51                        “Phase 1/2 Study” means a clinical study of a drug candidate in diseased human patients that satisfies the requirements of a Phase 1 Study and a Phase 2 Study.

1.52                        “Phase 2 Study” means a clinical study of a drug candidate in human patients with the primary objective of characterizing its activity in a specific disease state as well as generating more detailed safety, tolerability, and pharmacokinetics information as described in 21 C.F.R. §312.21(b), or a comparable clinical study prescribed by the relevant Regulatory Authority in a country other than the United States including a human clinical trial that is also designed to satisfy the requirements of 21 C.F.R. §312.21(a) or corresponding foreign regulations and is subsequently optimized or expanded to satisfy the requirements of 21 C.F.R. §312.21(b) (or corresponding foreign regulations) or otherwise to enable a Phase 3 Clinical Study (e.g., a phase 1/2 trial). The relevant drug candidate may be administered to patients as a single agent or in combination with other investigational or marketed agents.

1.53                        “Phase 3 Study” means a clinical study of a drug candidate in human patients that incorporates accepted endpoints for confirmation of statistical significance of efficacy and safety with the aim to obtain Regulatory Approval in any country as described in 21 C.F.R. 312.21(c), or a comparable clinical study prescribed by the relevant Regulatory Authority in a country other than the United States. The relevant drug candidate may be administered to patients as a single agent or in combination with other investigational or marketed agents.

1.54                        “PHS Act” means the United States Public Health Service Act, as amended.

1.55                        “Regulatory Approval” means, with respect to a product in any regulatory jurisdiction, approval from the applicable Regulatory Authority sufficient for the manufacture, distribution, use, marketing and sale of such pharmaceutical product in such jurisdiction in accordance with Laws. “Regulatory Approval” does not include authorization by a Regulatory Authority to conduct named patient, compassionate use or other similar activities.

1.56                        “Regulatory Authority” means any Governmental Body, including the FDA, EMA or MHLW, or any successor agency thereto, that has responsibility for granting any licenses or approvals or granting pricing or reimbursement approvals necessary for the marketing and sale of a pharmaceutical product in any country.

1.57                        “Research Plan” means the research plan setting forth the Parties’ roles and responsibilities for the Research Program as set forth in Exhibit B hereto, respectively, and as may be amended from time to time with written approval of the JSC or (to the extent provided herein) both Parties.

1.58                        “Research Program” means the pre-clinical discovery, research, and development program of Licensed Products in the Field of Use for the Indications funded by Licensee and to be conducted by the Parties hereunder.

1.59                        “Research Results” means all any and all ideas, information, inventions, developments, animate and inanimate materials, including live animals, discoveries, software, Know-How, methods, techniques, formulae, data, software, processes, methodologies, techniques, biological materials, software and works of authorship, whether patentable or copyrightable, that are first conceived, discovered, developed, reduced to practice, or generated in the performance of the Research Program by the Wilson Laboratory, including any unpatentable inventions discovered, developed or conceived in the conduct of the Research Program. Research Results expressly excludes Penn Patent Rights.

1.60                        “Sale” means any transaction for which consideration is received or invoiced by Licensee, its Affiliates or Sublicensees for sale, use, lease, transfer or other disposition of a Licensed Product to or for the benefit of a Third Party. For clarity, sale, use, lease, transfer or other disposition of a Licensed Product by Licensee or any of its Affiliates or Sublicensees to another of these entities for resale (or other disposition) by such entity to a Third Party shall not be deemed a Sale.

1.61                        “Service Center Cores” means the following core laboratories at Penn that report directly to Dr. James M. Wilson: [*].

1.62                        “Specified Obligations” means the licenses, options, and obligations that Penn has granted or owes to a Third Party that are identified in Exhibit F [*].

1.63                        “Sublicense Documents” means any and all agreements, amendments or written understandings entered into with a Sublicensee (including any of its Affiliates) that are directly or indirectly related to a Sublicense, Penn Patent Rights or Licensed Product. For clarity, a development agreement or distribution agreement for a Licensed Product is a Sublicense Document.

1.64                        “Sublicensee” means a Person (including any Affiliate) to which a Sublicense is granted pursuant to the terms of Section 3.4.

1.65                        “Sublicense Income” means income received by Licensee or its Affiliates in consideration for a Sublicense or for a grant of the right to negotiate or obtain a Sublicense, subject to the exclusions below. Sublicense Income includes such income received from a Sublicensee in the form of license issue fees, milestone payments and the like but specifically excludes (a) [*], (b) [*], (c) [*], (d) [*], or (e) [*].

1.66                        “Tax” means all taxes, duties, fees, premiums, assessments, imposts, levies, rates, withholdings, dues, government contributions and other charges of any kind whatsoever, whether direct or indirect, together with all interest, penalties, fines, additions to tax or other additional amounts, imposed by any Governmental Body.

1.67                        “Third Party” means any Person other than Penn, Licensee or any of their respective Affiliates.

1.68                        “United States” or “US” means the United States of America, its territories and possessions.

1.69                        “USD” or “$” means US dollars.

1.70                        “Valid Claim” means a claim of (a) an issued and unexpired patent in Penn Patent Rights which claim has not been revoked or held unenforceable or invalid by a decision of a court of governmental agency of competent jurisdiction from which no further appeal can be taken or has been taken within the time allowed for appeal, and has not been abandoned, disclaimed, denied or admitted to be invalid or unenforceable through reissue or disclaimer; or (b) a pending patent application (that has been pending for no more than [*] from the filing date of such application) that is included in Penn Patent Rights which was filed and is being prosecuted in good faith, and has not been abandoned or finally disallowed without the possibility of appeal or re-filing of the application.

1.71                        “Wilson Laboratory” means Dr. James M. Wilson and all individuals [*].

1.72                        Other Terms. The definition of each of the following terms is set forth in the section of the Agreement indicated below:

Defined Term	Section
Next Generation Indication Exclusivity Period	2.9.3
Next Generation Option Fee	4.1.3
AAV Next Generation Option	2.9.2
AAV Option Period	2.9.2
Advance Payment	6.2.4
Agreement	Introductory Clause

Defined Term	Section
Alliance Manager	2.12.2
ALS	1.33
Anti-Stacking Percentage	4.3.4(b)(ii)
Available Rare CNS Indications	2.6
Capsid Lock	2.9.1
CNS Field	2.6
Commercial Milestone	4.2.2(a)
Commercial Milestone Payment	4.2.2(a)
Confidential Information	7.1
CTA	1.32
Development Milestone	4.2.1(a)
Development Milestone Payment	4.2.1(a)
Disclosing Party	7.1
Dispositive Rejection Condition	2.5.2
Effective Date	Introductory Clause
Failed Indication	2.11
Financial Report	4.6
First Notice	2.5.1
First Notice Period	2.5.1
GLB1 Deficiency	1.33
GM-1	1.33
Historic Patent Costs	6.2.1
Infringement Notice	6.3.1
Joint Steering Committee (“JSC”)	2.12.1(a)
License	3.1
Licensee	Introductory Clause
License Maintenance Fee	4.1.4
Limited Exclusivity Covenant	2.10
Maximum Anti-Stacking Reduction	4.3.4(b)(iv)
Method	1.38
MLD	1.33
MPS IV	1.33
New Indication	1.33
New Indication Option	2.5.1; see also 2.5.2
New Indication Option Fee	4.1.5
New Program	2.5.1
New Program Budget	2.5.1
Ongoing Patent Costs	6.2.2
Party or Parties	Introductory Clause
Patent Costs	6.2.1
Patent Counsel	6.1.1
Penn	Introductory Clause
Penn Indemnitees	9.1.1
Penn Sublicense Income	4.4.1
Product Specific Patent Rights	6.1.1
Progress Report	5.9.1
Prosecution Request	6.1.2

Defined Term	Section
Receiving Party	7.1
Research Support Amount	2.2.1
Research Term	2.2.1
R&D Extension Term	2.2.1
Royalty	4.3.1
Royalty Period	4.3.2
SDR Report	3.4.4
Specified Licensed Product	3.1.4
Sublicense	3.4.1
Term	10.1

ARTICLE 2
COLLABORATION PROGRAMS; GOVERNANCE

2.1                               Overall Project

The Parties desire to collaborate with respect to the pre-clinical development of Licensed Products, as set forth in more detail in this Article 2, in each Indication within the Field of Use, with the goal of identifying one or more Licensed Products for clinical development and commercialization in each Indication. As more specifically outlined herein, Penn will be responsible, in consultation with Licensee through the JSC, for preclinical development activities, including all IND-enabling non-clinical studies and research grade manufacturing, and all activities set forth in the Research Plan that are not identified therein as Licensee’s responsibilities. Licensee will be responsible for regulatory strategy and operations, clinical development, GMP manufacture, and commercialization of all Licensed Product.

2.2                               Research

2.2.1                     During the period of four (4) years following the Effective Date (“Research Term”), Licensee shall provide an amount to be agreed upon based on the Research Plan in research and development funding (“Research Support Amount”) to Penn to fund the Research Program. The Research Support Amount is intended to fund Penn’s pre-clinical research and development activities under the Research Plan through IND-enabling studies for the five named Indications as of the Effective Date, but additional funding may be added to the Research Support Amount by mutual written agreement of the Parties for additional Indications added to the Research Program as provided in this Agreement. Such Research Support Amount shall be inclusive of Penn’s standard indirect charges and all funding shall be paid in advance of any Research Program work being conducted. As more specifically outlined in Section 2.3.1, Licensee shall remit such funds in each year of the Research Term in accordance with a payment schedule and such funds will be allocated to Licensed Product research and development programs as set forth in the Research Plan and the Parties’ agreed-upon budget. Upon mutual agreement of the Parties, the Research Term may be extended for up to [*] in [*] intervals (each such interval, an “R&D Extension Term,” which shall extend the Research Term) with an additional commitment by Licensee to fund Penn at an amount mutually agreed upon by the Parties for each R&D Extension Term. For clarity, neither Party is under any obligation to extend the Research Term.

2.2.2                     Penn will use commercially reasonable efforts to conduct the Research Program in accordance with the Research Plan and the other terms and conditions of this Agreement. Without limiting the foregoing, within each Indication, Penn will be responsible, in consultation with Licensee through the JSC, for the completion of the Research Plan for the research and development work up to completion of IND-enabling studies, including [*]. Penn shall be responsible through the Research Plan for the [*]. Licensee shall be responsible for the clinical and commercial manufacture of the Licensed Product in accordance with relevant cGMP.

2.2.3                     The JSC shall review the Research Plan at least once per Calendar Year. The JSC may amend the Research Plan at any time, including amendments to include further activities, including corresponding revisions to the budget.

2.2.4                     Penn shall maintain records of the results of the Research Program in sufficient detail and in good scientific manner appropriate for patent purposes to properly reflect all work done and results achieved. Penn will provide task-based, scientific reports of the progress and results of the Research Program on the schedule specified in the Research Plan or on another schedule to be agreed in writing by the Parties. Upon Licensee’s reasonable request and at Licensee’s cost and expense, Penn will disclose and deliver Research Results to Licensee, and will provide Licensee with such additional information and technical assistance as may be reasonably needed for Licensee to interpret and use such Research Results. Penn shall maintain records of the use of the funds provided by Licensee and shall make such records available to Licensee upon reasonable notice during Penn’s normal business hours, but not more frequently than each anniversary of the Effective Date. All Research Results shall be solely and exclusively owned by Penn, except to the extent (if any) that the Research Results include any jointly invented patentable inventions for which a joint ownership interest vests in Licensee or any of its personnel under default provisions of applicable U.S. patent Law. The Parties acknowledge that any such joint inventions will be subject to the provisions of Section 7.4 to the same extent as any other Research Results. In addition, unless otherwise agreed by the Parties on a case-by-case basis, any Patent Rights corresponding to such joint inventions: (i) will be jointly owned by the Parties; and (ii) will be subject to this Agreement’s royalty obligations and exclusivity terms, and also to the provisions of Article 6, [*].

2.2.5                     The Parties hereby acknowledge that there are inherent uncertainties involved in the research and development of products and such uncertainties form part of the business risk involved in undertaking the Research Program. Accordingly, in the event that upon completion of the portion of the Research Plan associated with a specific Indication, the Parties do not develop or identify a suitable candidate to propose as a development candidate for that Indication, [*].

2.2.6                     Each Party will have the right to engage Third Party subcontractors to perform certain of its obligations under this Agreement; provided that Penn’s right to engage Third Party subcontractors is subject to Licensee’s prior written consent, which may not be unreasonably withheld. Any subcontractor to be engaged by a Party to perform a Party’s obligations set forth in the Agreement must meet the qualifications typically required by such Party for the performance of work similar in scope and complexity to the subcontracted activity and will enter into such Party’s standard nondisclosure agreement consistent with such Party’s standard practices which agreement shall be as least as protective as the nondisclosure obligations set forth herein. Any Party engaging a subcontractor hereunder will remain responsible and obligated for such activities and will not grant rights to such subcontractor that interfere with the rights of the other Party under this Agreement. Furthermore, if Penn engages any subcontractor to perform any activities that would otherwise be performed by the Wilson Laboratory, [*].

2.3                               Funding of the Research Program

2.3.1                     The initial budget for the Research Program, broken down by Calendar Quarter, is set forth in Exhibit C. On or before [*] of each year, the Parties, through the JSC (subject to clause (b) of Section 2.3.2), will agree on an updated budget for the remainder of the Research Program, also broken down by Calendar Quarter. Subject to the terms and conditions of this Agreement, Licensee shall pay Penn research and development funding to cover the cost of the performance of the Research Plan by Penn in accordance with the agreed-upon budget (as updated from time to time pursuant to this Agreement) and the terms of Section 4.5 (including reasonable and documented external expenses incurred by Licensee in accordance with the Research Plan and as agreed to by the Parties through the JSC). The budget for each Research Plan shall be separated by Calendar Quarter and paid in advance prior to the work to be performed for such Calendar Quarter in which such activities will take place.

2.3.2                     If at any time Penn determines that it will require additional funds for the Research Program, it will notify Licensee through the JSC and provide a good faith estimate and itemized budget of the additional amount. Notwithstanding the foregoing: (a) changes to the scope of or budget for the Research Plan for a given Calendar Year will require approval of the JSC if the budget impact is greater than [*] of the agreed upon budget for such Calendar Year; and (b) [*].

2.3.3                     Unless otherwise indicated in the Research Plan or agreed-upon budget, title to any equipment, laboratory animals, or any other tangible materials made or acquired with funds provided under this Agreement will vest in Penn, and such equipment, animals, or tangible materials will remain the property of Penn following termination or expiration of this Agreement (but subject to any license grants to Licensee hereunder).

2.4                               Unavailability of Dr. James M. Wilson

If James M. Wilson, MD, PhD becomes unavailable to oversee and support Penn’s performance of the research under the Research Plan for any reason, Penn may propose another member of its faculty who is acceptable to Licensee, in its sole discretion, to oversee the performance of Penn’s portion of the Research Program. If Licensee agrees to the proposed substitution, the Parties will amend the definition of the Wilson Laboratory (effective on a going-forward basis) to describe the group within Penn that will be continuing the Research Program and Next Generation Program. If a substitute faculty member acceptable to Licensee has not been agreed upon within [*] after James M. Wilson, MD, PhD is no longer available to oversee and support the performance of the Research Plan, or if the Parties have not agreed upon an amendment to the definition of the Wilson Laboratory within that same time period, Licensee may terminate this Agreement upon written notice thereof to Penn, subject to the provisions of Section 10.4.

2.5                               New Program Option

2.5.1                     Penn Initiated Programs. During the Research Term, (a) provided that either Option Condition is met and (b) pursuant to the terms of a future confidentiality agreement between the Parties (to be negotiated in good faith), Penn, through the Wilson Laboratory, will provide Licensee with a first notification of each new Gene Therapy Product development program for a CNS Monogenic Rare Disorder, developed or anticipated to be performed in the Wilson Laboratory and funded by Penn and/or the NIH (“New Program”), provided that Penn has the right to grant a license for such proposed New Indication without violating the terms of a Specified Obligation (“First Notice”). For clarity, [*]. Such First Notice will be provided at least [*] (“First Notice Period”). If Licensee has interest to include a New Program in the License granted under this Agreement, Licensee shall formally notify Penn in writing during the First Notice Period of its interest in such New Program and Penn will develop and propose within [*] a work plan and budget for the preclinical development costs through IND-enabling studies to be conducted at Penn for a Licensed Product under such New Program subject to the reasonable review and approval by Licensee (“New Program Budget”). Within [*] of Licensee’s receipt of the New Program Budget and work plan, Licensee shall decide whether to exercise its option to such New Program (the “New Indication Option”). Exercise of any New Indication Option shall [*]. If Licensee exercises a New Indication Option by written notice to Penn, then a) the Parties will amend the Research Program and Research Plan to include such New Program, b) the Research Support Amount will be increased by the amount of the New Program Budget, c) Licensee will pay the New Indication Option Fee and d) the definition of “Indication” will be amended to include the New Indication. If Licensee fails to notify Penn of its desire to exercise such New Indication Option in the time period set forth above and provide Penn written notice of such exercise, [*] within [*] of Licensee’s notice of its desire to exercise of such New Indication Option, such New Indication Option shall terminate and Penn shall be free to license such program to a Third Party. For clarity, such First Notice shall have no impact on the Wilson Laboratory’s ability to apply for federal or not-for-profit funding for such New Program, but if Penn has in fact applied for, or at the time intends to apply for, any such funding for the New Program, Penn will so advise Licensee when providing the First Notice.

2.5.2                     Licensee Initiated Programs. During the Research Term, if Licensee wishes to include a new Gene Therapy Product development program for a CNS Monogenic Rare Disorder to be conducted in the Wilson Laboratory for a New Indication, then Licensee may formally make such request in writing to Penn during the Research Term. Penn may decline to progress with the program for the following reasons, assuming such reasons exist without any breach of Section 2.5.1: (a) [*]; (b) [*]; (c) [*]; (d) [*]; (e) [*]; or (f) [*] (each of (a) through (f), a “Dispositive Rejection Condition”). If the New Indication is not subject to a Dispositive Rejection Condition, Penn will then develop and propose within [*] a work plan and budget for the preclinical development costs through IND-enabling studies to be conducted at Penn for such program including any budget therefor. Any such agreed budget will be added to the pre-existing Research Support Amount. Licensee shall have [*] to negotiate and, if applicable, accept such work plan and budget. If accepted, within [*] of Licensee’s acceptance of such budget, the definition of “Indication” (and the Research Program and Research Plan) will be amended to include the New Indication, and (for purposes of any provisions of this Agreement other than Section 2.5.1) Licensee will thereupon be deemed to have exercised a New Indication Option for such New Indication, obligating Licensee to pay a New Indication Option Fee in accordance with Section 4.1.5. [*]. For clarity, [*]. For further clarity, [*].

2.5.3                     Termination of the New Program Option and New Indication Options. Such First Notice obligation of Penn under Section 2.5.1 shall terminate upon the earlier of: (i) expiration of the Research Term, and (ii) exercise by Licensee of seven (7) New Indication

Options pursuant to Sections 2.5.1 and 2.5.2, and Penn shall have no obligation to perform any additional New Program, grant a license to any additional New Indication or provide a First Notice to Licensee of any New Program after such period.

2.6                               Exclusive CNS Option

During the Research Term, Licensee will have an exclusive option to include in the License any Next Generation Capsid for a Licensed Product for any New Indication for which a Research Plan is being conducted (or for which a Research Plan will be conducted if Licensee exercises a corresponding New Indication Option under Section 2.5) by Penn for Licensee within the field of CNS Monogenic Rare Disorders (“CNS Field”), to the extent that such New Indication is not listed on Exhibit D as being specifically excluded from this option (“Available Rare CNS Indications”). During the period starting on the Effective Date and ending at the earlier of: (a) [*] or (b) [*], Penn shall not grant any right to any commercial Third Party to a Next Generation Capsid for a Gene Therapy Product for any Available Rare CNS Indications without first notifying Licensee in writing, in which case Licensee shall have [*] from receipt of such notice to exercise its option with respect to such New Indication in accordance with the New Indication Option procedure set forth in Section 2.5.1 and (at Licensee’s discretion) the AAV Next Generation Option for such New Indication. Licensee acknowledges that the foregoing option will not apply to those New Indications set forth on Exhibit D. [*]

2.7                               Manufacturing Patent Rights Option

During the Research Term, Licensee will have the option to include in the License Manufacturing Patent Rights. During the Research Term, Penn, through the Wilson Laboratory, shall notify Licensee once every [*] of any available candidate Manufacturing Patent Rights applicable to the Field of Use for any of the Indications (“Manufacturing Patent Rights Package”) (where “available” means that the Specified Obligations do not prevent such candidate Manufacturing Patent Rights from being licensed to Licensee). For clarity, [*]. During the Research Term, on a Licensed Product-by-Licensed Product per Indication basis, Penn grants to Licensee an option to a non-exclusive license to Manufacturing Patent Rights for the applicable Licensed Product(s) for the Indication in the Field of Use. The option on a Licensed Product-by-Licensed Product and Indication-by-Indication basis shall be exercisable at Licensee’s discretion at any time during the Research Term and, if longer, until [*]. Such option will expire at the end of the exercise period described in the preceding sentence. Upon exercise of such option, a new Exhibit A-2 shall be created by the Parties to include the relevant licensed Manufacturing Patent Rights.

2.8                               Natural History Studies

During the Research Term, Penn Orphan Center, through the Wilson Laboratory, shall conduct natural history studies relating to the Research Program with funding from the Licensee and additional commercial Third Parties, subject to the Parties’ having reached mutual agreement upon the terms of the funding, non-exclusive rights to the data arising from such studies and other terms in a clinical research agreement.

2.9                               AAV Next Generation

2.9.1                     Generally. It is anticipated that Licensed Product development under the Research Program for certain Indications may include the use of an available Next Generation Capsid and related technology Controlled by Penn arising from the Next Generation Program. As used throughout this Section 2.9, “available” means that the Specified Obligations do not prevent the Next Generation Capsid from being offered or licensed to Licensee as contemplated herein. For clarity, [*] (with such Next Generation Capsid selection being referred to herein as the “Capsid Lock”) [*].

2.9.2                     AAV Next Generation Option. During the term of the Next Generation Program, Penn, through the Wilson Laboratory, will notify Licensee of any available Next Generation Capsids (in accordance with the applicable provisions of Section 2.9.4). On an Indication-by-Indication basis, Penn hereby grants to Licensee: (a) an exclusive option to an exclusive license to Penn-Controlled Patent Rights claiming each such Next Generation Capsid and related technology arising from the Next Generation Program selected by Licensee for the applicable CNS Monogenic Rare Disorder Indication in the Field of Use which are conceived and reduced to practice in the Wilson Laboratory in the conduct of the Next Generation Program; (b) an option to a nonexclusive license to Licensed Know-How related to the Next Generation Capsids for such Indication in the Field of Use (the “AAV Next Generation Option”). On an Indication-by-Indication basis, each AAV Next Generation Option period shall begin on [*] and expire [*] for the first Licensed Product for such Indication during the Research Term (each an “AAV Option Period”). The AAV Next Generation Option on an Indication-by-Indication basis shall be exercisable at Licensee’s discretion at any time during the applicable AAV Option Period upon provision of formal written notice to Penn and payment of a Next Generation Option Fee for each affected Indication during such AAV Option Period. Upon exercise of an AAV Next Generation Option, a new Exhibit A-1 shall be created by the Parties to include the relevant licensed Penn Patent Rights B and Licensed Know-How.

2.9.3                     Next Generation Capsid Exclusivity Period. After Licensee’s exercise of an AAV Next Generation Option for an Indication, Licensee shall have the greater of: (a) [*] from Penn’s initiation of work under the Research Program for such Indication and (b) [*] from Licensee’s exercise of the AAV Next Generation Option for such Indication to determine which Next Generation Capsid will be used in the Licensed Product for such Indication (“Next Generation Indication Exclusivity Period”) provided that Penn conducts the Research Plan through IND-enabling studies for such Indication under this Agreement. During such Next Generation Indication Exclusivity Period (or earlier if all rights to the Indication have been terminated) and subject to Penn’s retained rights in Section 3.2, Penn shall not license a Next Generation Capsid to another commercial Third Party for such Indication. [*]

2.9.4                     Next Generation Capsid Data Packages. During the AAV Option Period, Penn, through the Wilson Laboratory, shall notify Licensee once every [*] of any available Next Generation Capsids in the Field of Use for the Indications. For each available Next Generation Capsid developed during the AAV Option Period, the Wilson Laboratory will at the time of such notification provide Licensee a Next Generation Capsid Data Package. For each available Next Generation Capsid developed before the AAV Option Period, the Wilson Laboratory will provide a Next Generation Capsid Data Package if reasonably requested by Licensee.

2.10                        Exclusivity

On an Indication-by-Indication basis during the Research Term until DTP for such Indication plus an additional one (1) year after achievement of DTP for such Indication, Penn will ensure that the Wilson Laboratory shall not collaborate with any commercial Third Party to develop another Gene Therapy Product for the same Indication (as that term is defined as of the Effective Date and as it may be updated throughout the Agreement when additional New Indications are included pursuant to this Agreement) (“Limited Exclusivity Covenant”). Notwithstanding the foregoing, the Limited Exclusivity Covenant shall end on an Indication-by-Indication and Licensed Product-by-Licensed Product basis upon the earlier of (a) [*] after the end of the portion of the funded Research Program at Penn associated with that specific Indication and (b) [*].

2.11                        Program Failure

In the event that the portion of the Research Program associated with any Licensed Product for any Indication fails at a key decision point during the Research Program, as such failure is objectively defined in the work plan for such project, and a decision is subsequently made by the Licensee to discontinue further development of the program for such Indication (“Failed Indication”), any remaining Research Support Amount allocated for the Failed Indication program (minus wind-down and non-cancellable expenses) will be reallocated to Licensed Product development programs for other Indications selected by Licensee under the Research Program budgeted during the subsequent twelve (12) month period. Such Failed Indication will be removed promptly from the Indication definition of the Agreement, with written confirmation of such reversion of rights promptly provided by Licensee to Penn. In addition any [*] shall terminate immediately with respect to any Failed Indication.

2.12                        Governance

2.12.1              Joint Steering Committee.

(a)                                 Formation; Composition. Within [*] of the Effective Date, the Parties will establish a joint steering committee (the “Joint Steering Committee” or “JSC”) comprised of three (3) representatives from each Party with sufficient seniority within the applicable Party to make decisions arising within the scope of the JSC’s responsibilities. The JSC may change its size from time to time by mutual consent of its members, provided that the JSC will consist at all times of an equal number of representatives of each of Penn and Licensee. Each Party may replace its JSC representatives at any time upon written notice to the other Party.

(b)                                 Specific Responsibilities. The JSC will:

(i)                                     oversee the Research Program; provided, however, that any post-DPT activities of Licensee are outside the purview of the JSC except to the extent (if any) otherwise expressly agreed in the Research Plan;

(ii)                                  on or before November 1 of each year, approve (once acceptable to the JSC) an updated budget in accordance with Section 2.3.1 and subject to clause (b) of Section 2.3.2;

(iii)                               approve (once acceptable to the JSC) any amendments to the Research Plan (including any changes to the budget that are greater than [*] of the then-current budget for the then-current Calendar Year), subject to clause (b) of Section 2.3.2;

(iv)                              [*];

(v)                                 review and (if acceptable) approve of IND submissions and any other filing with a Regulatory Authority prior to IND submissions relating to a Licensed Product;

(vi)                              use good-faith efforts to resolve any disagreement between the Parties relating to the Research Program or Research Plan;

(vii)                           establish such additional subcommittees as it deems necessary to achieve the objectives and intent of the Research Program; and

(viii)                        use good-faith efforts to resolve other issues presented to it by either Party pertaining to the administration of the Research Program or other matters covered by this Agreement.

(c)                                  Reporting. Each Party shall keep the JSC informed on the progress of the activities under the Research Program then currently ongoing under the Research Plan, including delivering quarterly written updates of its progress under the Research Plan to the JSC at least one (1) week in advance of each JSC meeting.

(d)                                 Meetings. During the performance of the Research Plan by Penn, the JSC will meet at least quarterly. Following the completion of Penn’s performance of the Research Plan, the Parties may agree to meet to discuss items previously addressed by the JSC. The JSC may meet in person, by videoconference or by teleconference. Notwithstanding the foregoing, at least two (2) meetings per Calendar Year will be in person unless the Parties mutually agree in writing to waive such requirement. In-person JSC meetings will be held at locations alternately selected by Penn and by Licensee; provided, however, that Licensee shall reimburse Penn for its JSC representatives’ costs in connection with attending such in-person JSC meeting at a Licensee-selected location other than Penn. Meetings of the JSC will be effective only if at all representatives of each Party are present or participating in such meeting. The JSC shall keep accurate minutes of its deliberations which shall record all proposed decisions and all actions recommended or taken. The secretary of the JSC (as appointed by the members of the JSC) shall be responsible for the preparation of draft minutes. Draft minutes shall be sent to all members of the JSC within [*] after each meeting and shall be approved, if appropriate, at the next meeting. All records of the JSC shall at all times be available to both Penn and Licensee.

(e)                                  Decision-Making. The representatives from each Party on the JSC will have, collectively, one (1) vote on behalf of that Party, and all decision making will be by [*]. If the JSC is unable to reach agreement on any issue or matter for which it is responsible, such disputed matter will be escalated to Licensee’s Chief Executive Officer and Penn’s Dean of Medicine or his designee, for discussion in good faith. In the event that after escalation the Parties are unable to reach agreement with respect to the disputed matter, then (1) for disputed matters relating to submissions to [*], and (2) for all other disputed matters: (i) [*] or (ii) [*].

2.12.2              Alliance Managers. Each Party will appoint a representative to act as its alliance manager under this Agreement (each, an “Alliance Manager”). Alliance Managers will attend JSC meetings as non-member participants. Each Alliance Manager will be responsible for:

(a)                                 promoting effective communication between the Parties;

(b)                                 developing a mutually agreed alliance launch plan covering any activities and systems that the Parties need to implement within the first [*] after the Effective Date to support the Research Program;

(c)                                  supporting the members (including secretary) of the JSC with organization of meetings, information exchange, meeting minutes, and facilitating dispute resolution as necessary;

(d)                                 preparing status and progress reports on the above as determined necessary by the JSC; and

(e)                                  ensuring proper approval of publications prior to submission as required in Section 7.4.

ARTICLE 3
LICENSES AND OTHER RIGHTS

3.1                               Grant of License

Subject to the terms and conditions of this Agreement, Penn hereby grants to Licensee the following (collectively, the “License”):

3.1.1                     an exclusive, worldwide, Royalty-bearing right and license (with the right to sublicense through multiple tiers, subject to the provisions of Section 3.4), under Penn Patent Rights A to make, have made, use, sell, offer for sale and import Licensed Products for the Indications (and, if applicable, for other indications in the CNS Field and/or, in the case of Specified Licensed Products, outside the CNS Field, to the extent provided in Section 3.1.4) in the Field of Use during the Term;

3.1.2                     a non-exclusive, world-wide Royalty-bearing right and license [*], under Licensed Know-How and Licensed Materials (and Penn’s intellectual property rights therein) to use and practice the same in order to make, have made, use, sell, offer for sale and import Licensed Products for the Indications (and, if applicable, for other indications in the CNS Field and/or, in the case of Specified Licensed Products, outside the CNS Field, to the extent provided in Section 3.1.4) in the Field of Use during the Term; and

3.1.3                     a non-exclusive (except as provided below), worldwide, Royalty-bearing right and license under Penn Patent Rights B and Manufacturing Patent Rights, [*], to make, have made, use, sell, offer for sale and import Licensed Products in the Field of Use during the Term, provided that for Penn Patent Rights B, such license applies only to Licensed Products developed under the Research Program for the Indication(s) for which Licensee has exercised an AAV Next Generation Option (and, if applicable, for other indications in the CNS Field and/or, in the case of Specified Licensed Products, outside the CNS Field, to the extent provided in Section 3.1.4), provided further, that for Manufacturing Patent Rights, such license applies only to Licensed Products developed under the Research Program for the Indications (and, if applicable, for other indications in the CNS Field and/or, in the case of Specified Licensed Products, outside the CNS Field, to the extent provided in Section 3.1.4) in the Field of Use and for which Licensee has exercised the Manufacturing Patent Rights option. Notwithstanding the foregoing, the license granted under this Section 3.1.3 under Penn Patent Rights B will be exclusive to Licensee during the applicable Next Generation Indication Exclusivity Period, and upon expiration of the

Next Generation Indication Exclusivity Period shall automatically convert to a non-exclusive license, except that it will remain exclusive to Licensee to the extent of any Capsid Lock for the Licensed Product for the Indication, as further described in Section 2.9.

3.1.4                     To the extent that Licensee desires to have the License cover one or more additional indications for a Licensed Product (other than the named Indication for such Licensed Product), within the CNS Field for the Field of Use during the Term for an existing Licensed Product that has been licensed for a named Indication, then Licensee shall provide written notice to Penn. Such additional indication will thereupon automatically be covered by the License (for such existing Licensed Product) if it is within the CNS Field and such licensing would not violate a Specified Obligation. Furthermore, to the extent that Licensee desires to have the License cover one or more additional indications [*] (“Specified Licensed Product”) (other than the named Indication for such Specified Licensed Product) outside the CNS Field for the Field of Use during the Term for an existing Specified Licensed Product that has been licensed for a named Indication, then Licensee shall provide written notice to Penn. Such additional indication will thereupon automatically be covered by the License (for such existing Specified Licensed Product) if: (i) [*], and (ii) [*]. If the condition in the preceding clause (i) is not satisfied, Penn will inform Licensee whether [*] and if so, the Parties shall, if requested by Licensee, discuss and negotiate in good faith for the inclusion of such additional indication in the License for such Specified Licensed Product on additional and/or different terms and conditions as may be appropriate in the circumstances as mutually agreed upon by the Parties.

3.1.5                     If, during the Research Term, additional Patent Rights Controlled by Penn arising from research solely conducted in the Wilson Laboratory are identified by either Party as necessary for the development and commercialization of Licensed Products for the Indications for the Field of Use [*].

3.2                               Retained Rights

Notwithstanding the License, Penn retains the right under Penn Patent Rights to: (a) conduct educational, research, clinical activities and patient care activities itself, including, but not limited to sponsored research, and (b) authorize non-commercial Third Parties to conduct educational, research and clinical activities and patient care activities; [*].

3.3                               U.S. Government Rights

The License is expressly subject to all applicable provisions of any license to the United States Government executed by Penn and is subject to any overriding obligations to the United States Federal Government under 35 U.S.C. §§200-212, applicable governmental implementing regulations, and the U.S. Government sponsored research agreement or other guidelines, including that products that result from intellectual property funded by the United States Federal Government that are sold in the United States be substantially manufactured in the United States.

3.4                               Grant of Sublicense by Licensee

3.4.1                     Penn grants to Licensee the right to grant sublicenses, in whole or in part, under the License (each, a “Sublicense”) subject to the terms and conditions of this Agreement and specifically this Section 3.4. The term “Sublicense” shall include any grant of rights under the License by a Sublicensee to any downstream Third Party, such downstream Third Party shall also be considered a Sublicensee for purposes of this Agreement.

3.4.2                     All Sublicenses will (a) be issued in writing, (b) to the extent applicable, include all of the rights of Penn and require the performance of obligations due to Penn (and, if applicable, the U.S. Government under 35 U.S.C. §§200-212) contained in this Agreement and (c) include no less than the following terms and conditions:

(a)                                 Reasonable record keeping, audit and reporting obligations sufficient to enable Licensee and Penn to reasonably verify the payments due to Licensee and Penn under such Sublicense and to reasonably monitor such Sublicensee’s progress in developing and/or commercializing Licensed Product, provided that such obligations shall be no less stringent that those provided in this Agreement for Licensee.

(b)                                 Infringement and enforcement provisions that do not conflict with the restrictions and procedural requirements imposed on Licensee and do not provide greater rights to Sublicensee than as provided in Section 6.3.

(c)                                  Confidentiality provisions with respect to Confidential Information of Penn consistent with the restrictions on Licensee in Article 7 of this Agreement.

(d)                                 Covenants by Sublicensee that are equivalent to those made by Licensee in Section 8.4.

(e)                                  A requirement of indemnification of Penn by Sublicensee that is equivalent to the indemnification of Penn by Licensee under Section 9.1 of this Agreement.

(f)                                   A requirement of obtaining and maintaining insurance by Sublicensee that is equivalent to the insurance requirements of Licensee under Section 9.2 of this Agreement, including coverage under such insurance of Penn as provided in Section 9.2.

(g)                                  Restriction on use of Penn’s names etc. consistent with Section 11.4 of this Agreement.

(h)                                 A requirement of antidiscrimination by Sublicensee no less stringent than that provided in Section 11.5 of this Agreement.

(i)                                     A requirement that Penn is a third party beneficiary of such Sublicense.

Any Sublicense that does not include all of the terms and conditions set forth in this Section 3.4.2 or which is not issued in accordance with the terms and conditions set forth in this Section 3.4, shall be considered null and void with no further notice from Penn unless separately approved by Penn in writing.

3.4.3                     Within [*] after of the execution of a Sublicense Document, Licensee shall provide a complete and accurate copy of such Sublicense Document to Penn, in the English Language. Penn’s receipt of a Sublicense Document, however, will constitute neither an approval nor disapproval of the Sublicense Document nor a waiver of any right of Penn or obligation of Licensee under this Agreement.

3.4.4                     Licensee shall provide an annual Sublicense Development Report on or before December 1 of each year during the Term (“SDR Report”) a form of which is attached hereto as Exhibit G.

3.5                               Delivery of Know-How

Upon completion of a Research Program on a Licensed Product-by Licensed Product basis, [*], Penn shall upon Licensee’s reasonable written request and Licensee’s cost and expense, disclose and deliver Licensed Know-How and/or Licensed Materials to Licensee applicable to the Licensed Product, [*] such Licensed Know-How and/or Licensed Materials for the exploitation of the License.

3.6                               No Implied License

Each Party acknowledges that the rights and licenses granted in this Agreement are limited to the scope expressly granted. Accordingly, except for the rights expressly granted under this Agreement, no right, title, or interest of any nature whatsoever is granted whether by implication, estoppel, reliance, or otherwise, by either Party to the other Party. All rights with respect to any Know-How, patent or other intellectual property right rights that are not specifically granted herein are reserved to the owner thereof.

ARTICLE 4
FINANCIAL PROVISIONS

4.1                               Payments

4.1.1                     Issue Fee. In partial consideration of the rights and licenses granted to Licensee under this Agreement, upon the earlier of (a) [*], and (b) [*], Licensee will pay to Penn a one-time, non-refundable payment of Two Million Five Hundred Thousand US Dollars ($2,500,000). Such payment will be made by wire transfer of immediately available funds into the account specified in Section 4.5.

4.1.2                     Equity Issuance. On the Effective Date, and in partial consideration of the rights and licenses granted to Licensee under this Agreement, Licensee and Penn shall enter into an Equity Issuance Agreement in the form attached as Exhibit E. Licensee shall issue Penn shares of common stock of Licensee equal to [*] of the fully-diluted common stock of Licensee.

4.1.3                     AAV Next Generation Option Payments. Within [*] of Licensee’s exercise of an AAV Next Generation Option for an Indication in the Field of Use (exercisable on an Indication-by-Indication basis), Licensee will pay to Penn a non-refundable, non-creditable payment in the amount of [*] for each Indication by wire transfer of immediately available funds (“Next Generation Option Fee”). For clarity, such Next Generation Option Fee is due and payable to Penn for each Indication for which Licensee exercises an AAV Next Generation Option.

4.1.4                     License Maintenance Fee. Following expiration of the Research Term (including any applicable R&D Extension Term) and for each year thereafter until expiration of the Royalty Period, Licensee shall pay Penn a non-refundable, non-creditable annual maintenance fee of [*] one year after such Research Term expiration date and on each anniversary thereafter (“License Maintenance Fee”); provided, however, that commencing after the First Commercial Sale of a Licensed Product, and payment of a Royalty due under 4.3.1, such License Maintenance Fee for each Calendar Year will be creditable towards Royalties due to Penn for such Calendar Year.

4.1.5                     New Indication Option Payment. Within [*] of Licensee’s exercise of each of up to seven (7) New Indication Options, Licensee will pay to Penn a non-refundable, non-creditable payment in the amount of [*] by wire transfer of immediately available funds (“New Indication Option Fee”); provided that if a New Indication is added prior to the generation of pre-clinical pharmacology data, then the payment will be made as follows: [*] at exercise and [*] at the generation of pre-clinical pharmacology data. For clarity, such New Indication Option Fee is due and payable to Penn for each new Indication that is added to the License.

4.1.6                     New Indication Multiplier. Notwithstanding anything herein, for any New Indication that is added to the License upon exercise by Licensee of a New Indication Option prior to completion of the IND-enabling studies, the milestone, sublicensing fee percentages and Royalties outlined below shall apply as set forth in this Agreement; provided, that for any New Indication that is added to the License [*], a multiplier of [*] shall be applied to each of the [*].

4.2                               Milestone Payments

4.2.1                     Development Milestones.

(a)                                 As additional consideration for the License, Licensee will pay Penn the following milestone payments (each, a “Development Milestone Payment”) upon the achievement of the corresponding milestone for each Licensed Product for the first Indication (each, a “Development Milestone”), whether achieved by Licensee or an Affiliate or Sublicensee. Licensee shall promptly notify Penn in writing of the achievement of any such Development Milestone and Licensee shall pay Penn in full the corresponding Development Milestone Payment within [*] of such achievement. For clarity, each Development Milestone Payment is non-refundable, is not an advance against Royalties due to Penn or any other amounts due to Penn.

Development Milestone	Milestone Payment (in U.S. dollars)
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

(b)                                 Each time a Development Milestone is achieved for a Licensed Product for an Indication, then any other Development Milestone Payments with respect to earlier Development Milestones that have not yet been paid will be due and payable together with the Development Milestone Payment for the Development Milestone that is actually achieved.

(c)                                  Notwithstanding the foregoing, in the event that the Licensed Product is applicable to any indication(s) outside of the named Indication in the Research Program (and

Penn has the right to grant a License to such additional indication in accordance with Section 3.1), the foregoing milestones shall be due and payable by Licensee to Penn on such additional indication(s) as follows: (i) for a second indication of a Licensed Product, Licensee shall pay Penn [*] of the foregoing Development Milestones for the Licensed Product for the second indication, and (ii) for a third indication of the Licensed Product, Licensee shall pay Penn [*] of the foregoing Development Milestones for the Licensed Product for such third indication. No Development Milestones will apply to the fourth (or any later) indication of a given Licensed Product.

(d)                                 For clarity, Development Milestone Payments are due and payable on Licensed Product and on products that, upon Regulatory Approval, would become Licensed Product.

4.2.2                     Commercial Milestone Payments.

(a)                                 As additional consideration for the License, Licensee will pay Penn the following commercial milestone payments (each, a “Commercial Milestone Payment”) upon the achievement by Licensee or an Affiliate or Sublicensee of the corresponding milestone (each, a “Commercial Milestone”), that is, when its worldwide Net Sales of a Licensed Product in a Calendar Year first reach the respective thresholds indicated below. Licensee shall promptly notify Penn in writing of the achievement of any such Commercial Milestone and Licensee shall pay Penn in full the corresponding Commercial Milestone Payment within [*] of such achievement. For clarity, [*].

Commercial Milestone Event (payable once per Licensed Product)	One-Time Milestone Payment (U.S. dollars)
Worldwide annual Net Sales of royalty bearing Licensed Product equals or exceeds [*]	[*]
Worldwide annual Net Sales of royalty bearing Licensed Product equals or exceeds [*]	[*]
Worldwide annual Net Sales of royalty bearing Licensed Product equals or exceeds [*]	[*]
Maximum total Sales Milestone Payments to Penn for each Licensed Product	$55,000,000

(b)                                 For clarity, the foregoing Commercial Milestone Payments shall be due once per Licensed Product.

4.3                               Royalties

4.3.1                     Royalty. As further consideration for the License, on a Licensed Product-by-Licensed Product and country-by-country basis during the Royalty Period Licensee shall pay to Penn a non-refundable, non-creditable royalty on all Net Sales of each Licensed Product (“Royalty”) as set forth below:

Annual Worldwide Net Sales (of the applicable Licensed Product)	Royalty Rate
Less than [*]	[*]
Greater than or equal to [*] and less than or equal to [*]	[*]
Greater than [*]	[*]

For clarity, the foregoing Royalty rates are tiered such that each rate applies only to the portion of annual Net Sales that is within the corresponding tier. That is, within any given Calendar Year, the first [*] of Net Sales of a given Licensed Product will accrue Royalties at [*], the next [*] of Net Sales of such Licensed Product will accrue Royalties at [*], and any Net Sales of such Licensed Product in excess of [*] will accrue Royalties at [*].

4.3.2                     Royalty Term. Licensee’s obligation to pay Penn the Royalty will continue on a country-by-country and Licensed Product-by-Licensed Product basis from the date of First Commercial Sale of such Licensed Product in a country until the latest of (a) the expiration of the last Valid Claim within the Penn Patent Rights covering such Licensed Product in the country in which such Licensed Product is made, used or sold, (b) the expiration of the data exclusivity term conferred by the applicable Regulatory Authority in such country with respect to such Licensed Product (e.g., such as in the case of an orphan drug), and (c) the tenth (10th) anniversary of the First Commercial Sale of such Licensed Product in such country (such royalty period, the “Royalty Period”).

4.3.3                     Step-Down. On a country-by-country and Licensed Product-by-Licensed Product basis, during any portion of the Royalty Term in which the applicable Licensed Product is not covered by at least one Valid Claim in the applicable country and is not subject to data exclusivity conferred by the applicable Regulatory Authority: (a) the royalty rate under Section 4.3.1 shall be reduced to [*] of the royalty rate otherwise payable pursuant to Section 4.3.1; and (b) no Royalty at all will apply to such Licensed Product [*].

4.3.4                     Royalty Reductions.

(a)                                 Notwithstanding anything in this Section 4.3, in the event that Penn or Licensee receives a request for a Compulsory License anywhere in the world, it shall promptly notify the other Party. If any Third Party obtains a Compulsory License in any country, then: (i) Penn or Licensee (whoever has first notice) shall promptly notify the other Party; and (ii) beginning as of the date the Third Party obtained such Compulsory License in such country, the Royalty rate payable under this Section 4.3 to Penn for Net Sales in such country will be adjusted to [*].

(b)                                 Third Party Licenses.

(i)                                     If after the Effective Date Licensee determines upon the advice of outside intellectual property counsel that a license to Patent Rights from a Third Party is reasonably necessary to develop, commercialize, or manufacture a Licensed Product, Licensee may obtain such a Third Party license to such Patent Rights.

(ii)                                  Licensee may deduct from any Royalty payments due to Penn under Section 4.3.1 of this Agreement an amount equal to [*] (the “Anti-Stacking Percentage”) of any Royalty paid by Licensee to a Third Party on [*] of a particular Licensed Product in a particular country during a Calendar Quarter under a Third Party license obtained by Licensee pursuant to Section 4.3.4(b)(i).

(iii)                               In the event that one or more Generic Product(s) with respect to a particular Licensed Product enter(s) the market in a particular country, and such Generic Product(s) in the aggregate have a market share of [*] or more in that country, Licensee may reduce the Royalty payments for Sales of such Licensed Product in such country by [*]; provided that if Licensee reduced the Royalty payments under this Section 4.4.4(b)(iii), Licensee shall resume making Royalty payments without reduction under this Section 4.4.4(b)(iii) as of the earlier of (a) no Generic Product being sold for at least [*] in such country and (b) a court of competent jurisdiction determines that a Valid Claim of a Penn Patent Right is valid and infringed by such Generic Product in such country.

(iv)                              Notwithstanding the foregoing, in no event will the deductions under this Section 4.3.4(b) reduce the Royalty payable in respect of Net Sales of such Licensed Product in such country by more than [*] (the “Maximum Anti-Stacking Reduction”) of the Royalty as set forth in Section 4.3.1 above.

4.3.5                     Calculations. Licensee must pay Royalties owed to Penn on a Calendar Quarter basis on or before the following dates:

(a)                                 [*] for any Sales that took place in the Calendar Quarter ending December 31, of the prior year;

(b)                                 [*] for any Sales that took place in the Calendar Quarter ending March 31 of such Calendar Year;

(c)                                  [*] for any Sales that took place in the Calendar Quarter ending June 30 of such Calendar Year; and

(d)                                 [*] for any Sales that took place in the Calendar Quarter ending September 30 of such Calendar Year.

4.4                               Penn Sublicense Income

4.4.1                     For any given Licensed Product, Licensee will pay to Penn the following percentage of Sublicense Income (“Penn Sublicense Income”) received by Licensee from a Sublicensee (with no rights of apportionment):

Stage in Licensed Product development at which sublicense is granted by Licensee	% of Sublicense Income Payable to Penn
[*]	[*]
[*]	[*]
[*]	[*]

4.4.2                     Licensee will make such payment to Penn on or before the following dates:

(a)                                 [*] for any Sublicense Income received by Licensee in the Calendar Quarter ending December 31, of the prior year;

(b)                                 [*] for any Sublicense Income received by Licensee in the Calendar Quarter ending March 31 of such Calendar Year;

(c)                                  [*] for any Sublicense Income received by Licensee in the Calendar Quarter ending June 30 of such Calendar Year; and

(d)                                 [*] for any Sublicense Income received by Licensee in the Calendar Quarter ending September 30 of such Calendar Year.

4.5                               Mode of Payment and Currency

All payments to Penn hereunder shall be made by deposit of USD in the requisite amount to the “The Trustees of the University of Pennsylvania” and will be made by delivery to any one of the following:

For funding of the performance of the Research Program by Penn:

By ACH/Wire:

[*]

SWIFT CODE: [*]

(international wires only)
Account Number:
[*]

Payment should include the
necessary amount to cover
any bank charges incurred.

For all other payments to Penn under this Agreement:

By ACH/Wire:	By Check (direct mail):	By Check (lockbox):
[*]	The Trustees of the University of Pennsylvania	The Trustees of the University of Pennsylvania
SWIFT CODE: [*]	c/o Penn Center for Innovation	c/o Penn Center for Innovation
(international wires only) Account Number: [*]	Attention: Financial Coordinator	PO Box 785546 Philadelphia, PA 19178-5546
Payment should include the necessary amount to cover any bank charges incurred.	3160 Chestnut Street, Suite 200 Philadelphia, PA 19104-6283

Payments under this Agreement shall be made in USD. All Royalties payable shall be calculated first in the currency of the jurisdiction in which payment was made, and if not in the United States, then converted into USD. The exchange rate for such conversion shall be the average of the rate quoted in The Wall Street Journal for the last business day of each month in the Calendar Quarter for such Royalty payment made.

4.6                               Royalty and Penn Sublicense Income Reports

Within [*] after the end of each Calendar Quarter, Licensee shall deliver to Penn a report (“Financial Report”) setting out all details necessary to calculate the Royalty and Penn Sublicense Income due under this Article 4 for such Calendar Quarter, including:

4.6.1                     [*];

4.6.2                     Gross sales and Net Sales of each Licensed Product made by Licensee, its Affiliates and Sublicensees;

4.6.3                     Royalties;

4.6.4                     Sublicense Income and the calculation of Penn Sublicense Income;

4.6.5                     The method and currency exchange rates (if any) used to calculate the Royalties and Penn Sublicense Income;

4.6.6                     A specification of all deductions and their dollar value that were taken to calculate Net Sales;

4.6.7                     A list of all countries in which Licensed Product is being manufactured (on a product by product basis); and

4.6.8                     Date of First Commercial Sale in the United States (this need only be reported in the first Financial Report following such First Commercial Sale in the United States).

Each Financial Report shall be in the form of the sample report attached hereto as Exhibit H.

4.7                               Late Payments

In addition to any other remedies available to Penn, including the right to terminate this Agreement as provided in Section 10.3, any failure by Licensee to make a payment within [*] after the date when due shall obligate Licensee to pay computed interest, the interest period commencing on the due date and ending on the actual payment date, to Penn at a rate per annum equal to [*] per month, or the highest rate allowed by Law, whichever is lower.

4.8                               Default Payment

In the event of default in payment of any payment owing to Penn under the terms of this Agreement, and if it becomes necessary for Penn to undertake legal action to collect said payment, Licensee shall pay reasonable, documented legal fees and costs incurred in connection therewith.

4.9                               Accounting

Each Party shall calculate all amounts, and perform other accounting procedures required, under this Agreement and applicable to it in accordance with GAAP.

4.10                        Books and Records

Licensee will keep accurate books and records of all Licensed Products developed, manufactured, used or sold and all Sublicenses, collaboration agreements and joint venture agreements entered into by Licensee that involved Penn Patent Rights. Licensee will preserve these books and records for at least [*] from the date of the Financial Report to which they pertain. Upon reasonable notice, key personnel, books and records will be made reasonably available and will be open to examination by representatives or agents of Penn during regular office hours to determine their accuracy and assess Licensee’s compliance with the terms of this Agreement, provided that Licensee shall not have an obligation to provide access more than once in any given [*] period.

4.11                        Audits

In addition to the right of Penn to examine the books and records and interview key personnel as provided in Section 4.10 above, Penn, at its own cost, through an independent auditor reasonably acceptable to Licensee (and who has executed an appropriate confidentiality agreement reasonably acceptable to Licensee that requires the auditor to keep any information learned by it confidential except as needed to report its audit conclusions to Penn), may inspect and audit the relevant records of Licensee pertaining to the calculation of any Development Milestone Payments, Commercial Milestone Payments, Royalties and Penn Sublicense Income due to Penn under this Agreement. Licensee shall provide such auditors with access to the records during reasonable business hours. Such access need not be given to any such set of records more often than once each year or more than [*] after the date of any report to be audited. Penn shall provide Licensee with written notice of its election to inspect and audit the records related to the Development Milestone Payments, Commercial Milestone Payments and Royalties due hereunder not less than [*] prior to the proposed date of review of Licensee’s records by Penn’s auditors. Should the auditor find any underpayment of Development Milestone Payments, Commercial Milestone Payments, Royalties or Penn Sublicense Income by Licensee, Licensee shall (a) promptly pay Penn the amount of such underpayment; (b) shall reimburse Penn for the cost of the audit, if such underpayment equals or exceeds the higher of (i) [*] or (ii) [*] of combined Development Milestone Payments, Commercial Milestone Payments, Royalties and Penn Sublicense Income paid during the time period audited; and (c) provide such auditors with an audit right exercisable within [*] after Penn receives the audit report. If the auditor finds overpayment by Licensee, then Licensee shall have the right to deduct the overpayment from any future Development Milestone Payments, Commercial Milestone Payments, Royalties or Sublicense Income due to Penn by Licensee or, if no such future Development Milestone Payments, Commercial Milestone Payments, Royalties or Sublicense Income are payable, then Penn shall refund the overpayment to Licensee within [*] after Penn receives the audit report. [*]

4.12                        Taxes

All payments made by Licensee to Penn under the Agreement shall be made free and clear of and without any deduction for or on account of any Taxes on or with respect to such payments.

ARTICLE 5
CLINICAL DEVELOPMENT, REGULATORY AFFAIRS; COMMERCIALIZATION

5.1                               Development Plan

Licensee shall provide Penn with a development plan no later than [*] during the Term. The development plan shall include a timeline for detailed activities to be conducted by Licensee, its Affiliates and Sublicensees, and Licensee shall provide Penn with [*] progress reports regarding achievements and activities under such development plan. For clarity, [*].

5.2                               Clinical

Licensee shall have the first right to sponsor all clinical activities and lead regulatory interactions for the Licensed Products for each Indication under this Agreement. Without limiting the foregoing, Licensee will have the first option, but not an obligation, to conduct a FIH Clinical Study for each Licensed Product developed under the Research Program. Licensee will consider in good faith using Penn as a study site for one or more studies where Penn can reasonably demonstrate that Penn’s capabilities and costs are reasonably comparable to other potential study sites. If Penn (in its sole discretion) is willing and able to conduct a Clinical Study for a Licensed Product developed under the Research Program, the Parties will negotiate a separate clinical trial agreement and a separate clinical trial budget prior to initiation of such Clinical Study. For clarity, any Clinical Study funding by Licensee shall be separate and in addition to the Research Support Amount.

5.3                               Commercialization

Licensee will have sole responsibility for and sole decision-making over all commercialization activities of the Licensed Products for the Indications in the Field of Use, and will be solely responsible for the associated costs of such commercialization activities.

5.4                               Manufacturing

Except as otherwise provided in this Agreement or in the Research Plan, Licensee will have responsibility for and decision-making authority over all manufacturing activities and associated costs for the clinical development (including GMP manufacturing for clinical trials) and commercialization of the Licensed Products in the Field of Use for the Indications post-DTP for such Licensed Product. Penn will have responsibility and decision-making authority over manufacturing activities for pre-clinical manufacturing, [*] at Licensee’s cost.

5.5                               Regulatory

5.5.1                     Subject to Section 2.12.1(b), Licensee will have responsibility for and decision-making over regulatory activities for the Licensed Products for the Indications in the Field of Use. Licensee will have the right to conduct all communications with Regulatory Authorities, including all meetings, conferences and discussions (including advisory committee meetings), with regard to Licensed Products for the Indications in the Field of Use; [*]. Licensee will lead and have control over preparing and submitting all regulatory filings related to the Licensed Products for the Indications in the Field of Use, including all applications for Regulatory Approval, provided, however, that Licensee shall provide Penn with copies of all such applications prior to submission to the extent such submission includes Research Results or any Confidential Information of Penn. Licensee will own any and all applications for Regulatory Approvals (including INDs), Regulatory Approvals, and other regulatory filings related to the Licensed Product for the Indication in the Field of Use, which will be held in the name of Licensee or its designees.

5.5.2                     Penn will cooperate with any reasonable request from Licensee with respect to obtaining any Regulatory Approval for a Licensed Product for the Indication in the Field of Use including, at Licensee’s cost: (a) [*], (b) responding to questions raised by Licensee, and (c) [*].

5.6                               General Diligence

Licensee will use Commercially Reasonable Efforts to actively develop, obtain Regulatory Approval and commercialize at least one Licensed Product in each Indication within the Field of Use.

5.7                               Financial Diligence

Licensee shall raise at least in the cumulative [*] in any form, including equity, debt, strategic capital investment or partnership, or licensing income no later than [*] following the Effective Date (the “Initial Financing”).

5.8                               Diligence Events

Company shall achieve each of the following Diligence Events by the corresponding Achievement Date for each Licensed Product:

Diligence Event	Achievement Date
[*]	[*] after DTP for such Licensed Product.
[*]	[*] after DTP for such Licensed Product.
[*]	[*] after DTP for such Licensed Product

Penn acknowledges that the timeline for each Achievement Date is based on the assumption that development and commercialization of a Licensed Product does not encounter material regulatory or other delays for reasons outside of Licensee’s reasonable control. Where such circumstances exist, Penn agrees to negotiate in good faith with Licensee, upon Licensee’s written request and provided such request is made at least [*] prior to the Achievement Date for a Diligence Event, an extension of the Achievement Date for a Diligence Event for such Licensed Product as reasonably requested by Licensee. If the Parties have not agreed on a requested extension within [*] of such request, [*].

To the extent Licensee has achieved any Diligence Event by the corresponding Achievement Date in relation to a given Licensed Product for an Indication, Licensee will be deemed to have also met its diligence obligations under Section 5.6 with respect to such Licensed Product and its associated Indication(s) through the corresponding Achievement Date.

5.9                               Progress Reports

5.9.1                     After performance of the Research Plan by Penn but prior to the First Commercial Sale of a Licensed Product in the respective Indication, Licensee on [*], but in no event later than [*], shall submit to Penn a progress report (each, a “Progress Report”) covering Licensee’s (and any Affiliates’ and Sublicensees’) activities related to the development of all Licensed Products in each Indication and the obtaining of Regulatory Approvals necessary for commercialization of Licensed Products.

5.9.2                     Each Progress Report must include all of the following for each annual period:

(a)                                 Summary of material development activities;

(b)                                 Summary of material commercialization activities;

(c)                                  Identification of filings for Regulatory Approval and other material correspondence with Regulatory Authorities;

(d)                                 An updated SDR Report listing of any and all Sublicenses granted by Licensee; and

(e)                                  The names and addresses of all Sublicensees, and a current and valid phone number and e-mail address for a principal point of contact at each such Sublicensee who is responsible for administering the Sublicensee.

ARTICLE 6
INTELLECTUAL PROPERTY

6.1                               Patent Filing Prosecution and Maintenance

6.1.1                     Penn Patent Rights will be held in the name of Penn and obtained with counsel selected by Penn and reasonably acceptable to Licensee (“Patent Counsel”). Penn shall control all actions and decisions with respect to the filing, prosecution and maintenance of Penn Patent Rights. Penn will provide Licensee with advance copies of filings of the Penn Patent Rights and will consider in good faith reasonable comments and suggestions by Licensee, and [*] (collectively, the “Product Specific Patent Rights”), Penn will incorporate any reasonable comments or suggestions by Licensee with respect to same. Penn will instruct Patent Counsel to copy Licensee on all correspondence related to Penn Patent Rights A (including copies of each patent application, office action, response to office action, request for terminal disclaimer, and request for reissue or reexamination of any patent or patent application) and to interact with Licensee with respect to the preparation, filing, prosecution and maintenance of Penn Patent Rights A. Penn has the right to take action to preserve rights and minimize cost [*], and will use reasonable efforts to not allow any Penn Patent Rights A for which Licensee is licensed and is underwriting the costs to lapse or become abandoned without Licensee’s written authorization under this Agreement, [*], provided that, Penn shall have no requirement to file, prosecute, or maintain Penn Patent Rights A if Licensee is not current with the Patent Cost obligations as set forth in this Agreement. For the purposes of this Agreement, “maintenance” of the Penn Patent Rights A includes [*], provided Penn’s participation in such proceedings is undertaken in good-faith consultation with Licensee. For further clarity, [*] will be handled pursuant to the provisions of Section 6.3.

6.1.2                     Licensee has the right to request a country filing via a written request to Penn [*] prior to the deadline set by the patent office in the territory in which filing is to take place (“Prosecution Request”), and Penn shall in connection with Section 6.1.1 provide written notice to Licensee of filing, prosecution and maintenance with respect to the Penn Patent Rights. If Penn files a patent application, prosecutes or maintains any Penn Patent Rights in any country, Licensee shall, in connection with Section 6.2, be responsible for its pro rata share of such filing, prosecution or maintenance of the Penn Patent Right, unless Licensee provides written notice to Penn of its election to abandon such Penn Patent Right. Upon written notice to Penn of Licensee’s election to abandon any such Penn Patent Right in any such country, such Patent Rights for such country will not be part of Penn Patent Rights and therefore not subject to this Agreement, including the License, and Licensee will have no further rights or license to them in such country.

6.2                               Patent Costs

6.2.1                     Subject to Section 6.2.3, within [*] of the earlier of (a) [*] and (b) [*] after the Effective Date, Licensee will reimburse Penn for all out-of-pocket costs for the filing, prosecution and maintenance of Penn Patent Rights, including all accrued attorney fees, expenses, official and filing fees (“Patent Costs”) for Patent Rights A, incurred prior to the Effective Date that have not otherwise been reimbursed by other licensees of the Penn Patent Rights

A (“Historic Patent Costs”). The amount of Historic Patent Costs is approximately [*]. For clarity, [*].

6.2.2                     Licensee will bear all Patent Costs incurred during the Term (“Ongoing Patent Costs”), on a pro rata basis (as described below) where applicable. For Penn Patent Rights licensed to more than one licensee, Licensee shall be responsible for payment to Penn of a pro rata share of such Ongoing Patent Costs based on the number of licensees for such Penn Patent Rights (which Penn will disclose to Licensee upon Licensee’s exercise of an applicable option, and whenever such number changes, and at any other time upon Licensee’s reasonable written request).

6.2.3                     On [*] Licensee’s exercise of an AAV Next Generation Option, Licensee shall reimburse Penn for its pro-rata share based on the number of other licensees of Penn’s out-of-pocket expenses incurred and unreimbursed [*] for the prosecution and maintenance of the Penn Patent Rights B covering the Next Generation Capsid(s) and licensed to Licensee. Penn will provide Licensee with an estimate of such historical AAV Next Generation expenses upon reasonable request of Licensee at the time of its exercise of an AAV Next Generation Option. On [*] Licensee’s exercise of its Manufacturing Patent Rights option, Licensee shall reimburse Penn for its pro-rata share based on the number of other licensees of Penn’s out-of-pocket expenses incurred and unreimbursed [*] of the Manufacturing Patent Rights option for the prosecution and maintenance of the Manufacturing Patent Rights licensed to Licensee. Penn will provide Licensee with an estimate of such historical Manufacturing Patent Rights expenses upon reasonable request of Licensee at the time of its exercise of its option to such Manufacturing Patent Rights.

6.2.4                     At any time, at Penn’s request, Licensee shall pay its relevant share in advance the Patent Counsel’s estimated costs for undertaking material patent actions before Penn authorizes the Patent Counsel to proceed (“Advance Payment”). Notwithstanding whether Licensee makes an Advance Payment for any patent action, Licensee shall bear all Patent Costs incurred during the Term (on a pro rata basis as applicable) and shall pay such amounts within [*] of receipt of invoice for such patent actions. For clarity, [*].

6.2.5                     Licensee may, upon [*] advance written notice to Penn, elect to abandon any patent or patent application included in the Penn Patent Rights. Upon the effective date of such notice, such patent or patent application shall no longer be part of the License granted to Licensee in Section 3.1 or the Penn Patent Rights for purposes of this Agreement (including the provisions of this Section 6.2).

6.3                               Infringement

6.3.1                     If either Party believes that an infringement by a Third Party with respect to any Penn Patent Right is occurring or may potentially occur, the knowledgeable Party will provide the other Party with (a) written notice of such infringement or potential infringement and (b) evidence of such infringement or potential infringement (the “Infringement Notice”). Licensee shall [*] without first obtaining the written consent of Penn, which consent will not be unreasonably withheld. If Licensee [*], then Licensee’s right to initiate a suit under Section 6.3.2 below will terminate immediately without the obligation of Penn to provide notice to Licensee. Both Penn and Licensee will use their diligent efforts to cooperate with each other to terminate such infringement without litigation.

6.3.2                     If infringing activity [*] has not been abated within [*] following the date the Infringement Notice for such activity was provided, then (except as otherwise provided in Section 6.3.4) during [*], the “Exclusive Penn Patent Rights”), and the infringement is [*], Licensee may institute suit for patent infringement of an [*] against the infringer after providing Penn (a) [*] and (b) [*]. For clarity, [*].  Penn may voluntarily join such suit at Licensee’s reasonable expense, [*]. If in a suit initiated by Licensee, Penn is involuntarily joined other than by Licensee, then Licensee will [*]. Licensee shall be free to enter into a settlement, consent judgment or other voluntary disposition, provided that any settlement, consent judgment or other voluntary disposition that (i) [*] or (ii) [*]. Licensee’s request for such approval shall include complete copies of final settlement documents, a detailed summary of such settlement, and any other information material to such settlement. Penn shall provide Licensee notice of its approval or denial within [*] of any request for such approval by Licensee, provided that (x) [*] and (y) [*].

6.3.3                     If, within [*] following the date the Infringement Notice was provided, infringing activity of [*] has not been abated and if Licensee has not brought suit against the infringer, then Penn [*]. If Penn [*], then Licensee may [*].

6.3.4                     Notwithstanding Sections 6.3.2 and 6.3.3, (a) in the event that any Penn Patent Rights are infringed by a Third Party [*] or (b) if any of the infringed Penn Patent Rights are [*], the Parties shall discuss, and will mutually agree, in writing, as to how to handle such infringement by such Third Party. Furthermore, with respect to any Penn Patent Rights A that are not Product Specific Patent Rights, and/or any Penn Patent Rights B, Licensee may [*]. For clarity, [*]. Penn shall [*] right to enforce (i) Penn Patent Rights B, unless otherwise agreed in writing by the Parties (or [*]), and (ii) Manufacturing Patent Rights.

6.3.5                     Any recovery or settlement received in connection with any suit will first be [*] and next [*]. Any remaining recoveries shall be allocated as follows:

For any portion of the recovery or settlement, other than for amounts attributable and paid as enhanced damages for [*]:

(a)                                 for any suit that is initiated by Licensee and in which Penn was not a party in the litigation, Penn shall receive [*] of the recovery and the Licensee shall receive the remainder; and

(b)                                 for any suit that is initiated by the Licensee or Penn and that the other Party joins voluntarily ([*]) or involuntarily, the non-initiating Party shall receive [*] of such recovery, while the initiating Party shall receive the remainder.

For any portion of the recovery or settlement paid as enhanced damages for [*]:

(c)                                  for any suit that is initiated by Licensee or Penn and the other Party joins voluntarily ([*]) or involuntarily, Penn shall receive [*] and Licensee shall receive the remainder; and

(d)                                 for any suit that is initiated by Licensee and in which Penn was not a party in the litigation, Penn shall receive [*] and Licensee shall receive the remainder.

For any portion of the recovery or settlement received in connection with any suit that is initiated by Penn and in which Licensee was not a party in the litigation, any recovery in excess of litigation costs will belong to Penn.

6.3.6                     Each Party will reasonably cooperate and assist with the other in litigation proceedings instituted hereunder but at the expense of the Party who initiated the suit (unless such suit is being jointly prosecuted by the Parties). For clarity, [*]. If Penn is subjected to Third Party discovery related to the Penn Patent Rights or Licensed Products licensed to Licensee hereunder, Licensee will pay Penn’s documented out of pocket expenses with respect to same.

6.4                               Patent Marking

Licensee shall place in a conspicuous location on any Licensed Product (or its packaging where appropriate and practicable) made or sold under this Agreement a patent notice in accordance with the Laws concerning the marking of patented articles where such Licensed Product is made or sold, as applicable.

ARTICLE 7
CONFIDENTIALITY& PUBLICATION

7.1                               Confidential Information

Licensee shall not disclose Confidential Information (as defined below) to Penn unless it is anticipated to be necessary or useful to the performance of the Research Program or is reasonably responsive to Licensee’s reporting obligations under this Agreement or any other request of Penn. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that, during the Term and for [*] thereafter, the receiving Party (the “Receiving Party”) and its Affiliates will keep confidential and will not publish or otherwise disclose or use for any purpose, other than as provided for in this Agreement, any confidential or proprietary information or materials, patentable or otherwise, in any form (written, oral, photographic, electronic, magnetic, or otherwise), including trade secrets, Know-How, inventions or discoveries, proprietary information, formulae, processes, techniques and information relating to the past, present and future marketing, financial, and research and development activities of any product or potential product or useful technology of the Disclosing Party or its Affiliates and the pricing thereof (collectively, “Confidential Information”), which is disclosed to it by the other Party (the “Disclosing Party”) or its Affiliates or otherwise received or accessed by a Receiving Party in the course of performing its obligations or exercising its rights under this Agreement.

7.2                               Exceptions to Confidentiality

“Confidential Information” does not include information that (a) was in the lawful knowledge and possession of the Receiving Party or its Affiliates prior to the time it was disclosed to, or learned by, the Receiving Party or its Affiliates, or was otherwise developed independently by the Receiving Party or its Affiliates, as evidenced by written records kept in the ordinary course of business, or other documentary proof of actual use by the Receiving Party or its Affiliates; (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party or its Affiliates, as evidenced by written records of the Receiving Party or its Affiliates; (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party or its Affiliates in breach of this Agreement; or (d) was disclosed to the Receiving Party or its Affiliates, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party or its Affiliates not to disclose such information to others. In the event a Receiving Party is required to make a disclosure under Law or regulation, the order of a court of competent jurisdiction, or the rules of the U.S. Securities and Exchange Commission (including by reason of any securities offering by Licensee), any stock exchange or listing entity, such disclosure will not constitute a breach of this Article 7 provided such Receiving Party shall provide [*] to the Disclosing Party and take all reasonable steps to limit the extent of the disclosure and obtain confidential treatment for any remaining required disclosure.

7.3                               Penn Intellectual Property

In order to preserve the patentability of Penn intellectual property and to preserve Penn’s publication rights, Licensee shall [*].

7.4                               Publications

Penn shall have the sole and exclusive first right to publish, publicly present or otherwise publicly disclose Research Results for any purpose, subject to the following provisions; provided, however, that if Licensee provides written request to Penn to publish, publicly present or otherwise publicly disclose the Research Results, and Penn does not publish, publicly present or otherwise publicly disclose such Research Results within [*], Licensee shall be entitled to publish, publicly present or otherwise publicly disclose such Research Results in accordance with the provisions of this Section 7.4. Penn shall furnish the Licensee with a copy of any proposed publication, presentation, or other public disclosure at least [*] in advance of the date of such presentation or public disclosure or the submission of said proposed publication in order for Licensee to review and comment on said proposed publication, presentation, or other public disclosure to (a) determine whether such contains any Licensee Confidential Information and (b) enable Licensee to identify any Penn intellectual property that it wishes Penn to file patent applications on or to seek other intellectual property protection for. If within the [*] review period (i) Licensee notifies Penn in writing that the Licensee requires deletion of Licensee Confidential Information from the publication, presentation, or other disclosure, the Parties will cooperate to modify the same to ensure Licensee Confidential Information is not disclosed or (ii) if Licensee requests in writing that publication, presentation, or other disclosure be delayed to allow for patent filings or other intellectual property protection on certain items in the proposed publication, presentation, or other disclosure, Penn shall delay the same for up to [*] to allow for the filing of patent applications or other intellectual property protection.

ARTICLE 8
REPRESENTATIONS, WARRANTIES AND COVENANTS

8.1                               Mutual Representations and Warranties

Each Party represents and warrants to the other Party that, as of the Effective Date:

8.1.1                     such Party is duly organized and validly existing under the Laws of the jurisdiction of its incorporation or organization;

8.1.2                     such Party has taken all action necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement;

8.1.3                     this Agreement is a legal and valid obligation of such Party, binding upon such Party and enforceable against such Party in accordance with the terms of this Agreement, except as enforcement may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles; and

8.1.4                     such Party has all right, power and authority to enter into this Agreement, to perform its obligations under this Agreement.

8.2                               Representation and Warranties of Penn

Penn hereby represents and warrants to Licensee that, as of the Effective Date:

8.2.1                     Penn Controls all Penn Patent Rights A;

8.2.2                     Penn has [*];

8.2.3                     Subject to the Specified Obligations, Penn has neither granted nor agreed to grant, any license to the Exclusive Penn Patent Rights in the CNS Field in the Field of Use anywhere in the world;

8.2.4                     Penn has not granted [*];

8.2.5                     all data included in the Licensed Know-How and/or which has been or will be used to support the filing, prosecution or maintenance of the Penn Patent Rights has been generated, and the Research Program will be conducted, in a thorough and professional manner; and

8.2.6                     based on the Research Plan attached as Exhibit B, to the knowledge of Penn, the License includes [*] that are necessary for the development and commercialization of Licensed Products for the Indications in the Field of Use.

8.3                               Disclaimer of Representations and Warranties

8.3.1                     Other than the representations and warranties provided in Sections 8.1 and 8.2 above, PENN MAKES NO REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, AND EXPLICITLY DISCLAIMS ANY REPRESENTATION AND WARRANTY, INCLUDING WITH RESPECT TO ANY ACCURACY, COMPLETENESS, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, COMMERCIAL UTILITY, NON-INFRINGEMENT OR TITLE FOR THE INTELLECTUAL PROPERTY, PATENT RIGHTS, LICENSE AND ANY LICENSED PRODUCT.

8.3.2                     Furthermore, nothing in this Agreement will be construed as:

(a)                                 A representation or warranty by Penn as to the validity or scope of any Penn Patent Right;

(b)                                 A representation or warranty that anything made, used, sold or otherwise disposed of under the License is or will be free from infringement of patents, copyrights,

trademarks or any other forms of intellectual property rights or tangible property rights of Third Parties;

(c)                                  Obligating Penn to bring or prosecute actions or suits against Third Parties for patent, copyright or trademark infringement; and

(d)                                 Conferring by implication, estoppel or otherwise any license or rights under any Patent Rights of Penn other than Penn Patent Rights as defined herein, regardless of whether such Patent Rights are dominant or subordinate to Penn Patent Rights.

8.3.3                     Licensee acknowledges and agrees that it has conducted diligence relating to the Penn Patent Rights, and has been offered the opportunity to ask representatives of Penn questions about Penn Patent Rights. Penn represents that it has provided such available information as Licensee has requested relating to such Penn Patent Rights and any additional available information that Penn knows to be material to the diligence conducted by Licensee.

8.4                               Covenants of Licensee

8.4.1                     Licensee and its Affiliates will not, directly or indirectly (including where such is done by a Third Party on behalf of Licensee or its Affiliates, at the urging of Licensee or its Affiliates or with the assistance of the Licensee or its Affiliates) institute or make any Challenge; provided, however, that if any Penn Patent Right is asserted against Licensee or its Affiliate for activities authorized under this Agreement, then Licensee or its Affiliates (or the Sublicensee or sub-Sublicensee) is entitled to all and any defenses available to it including challenging the validity or enforceability of such Patent Right.

8.4.2                     Licensee will comply with all Laws that apply to its activities or obligations under this Agreement. For example, Licensee will comply with applicable United States export laws and regulations. The transfer of certain technical data and commodities may require a license from the applicable agency of the United States government and/or written assurances by Licensee that Licensee will not export data or commodities to certain foreign countries without prior approval of the agency.

8.4.3                     Licensee will not grant a security interest in any Penn Patent Rights.

ARTICLE 9
INDEMNIFICATION; INSURANCE AND LIMITATION OF LIABILITY

9.1                               Indemnification by Licensee

9.1.1                     Licensee shall defend, indemnify and hold Penn and its respective trustees, officers, faculty, students, employees, contractors and agents (the “Penn Indemnitees”) harmless from and against any and all liability, damage, loss, cost or expense (including reasonable attorneys’ fees), including, without limitation, bodily injury, risk of bodily injury, death and property damage arising out of Third Party claims or suits related to:

(a)                                 the negligence, recklessness or wrongful intentional acts or omissions of Licensee, its Affiliates or Sublicensees and its or their respective directors, officers, employees and agents, in connection with Licensee’s performance of its obligations or exercise of its rights under this Agreement;

(b)                                 any breach of this Agreement by Licensee;

(c)                                  the development, manufacturing or commercialization (including commercial manufacturing, packaging and labeling of Products, and all product liability losses) of a Licensed Product by or on behalf of Licensee or its Affiliates or Sublicensees; or

(d)                                 any enforcement action or suit brought by Licensee against a Third Party for infringement of Penn Patent Rights;

provided that Licensee’s obligations pursuant to this Section 9.1 shall not apply to the extent such claims or suits result from the gross negligence or willful misconduct of any of Penn Indemnitees as determined by a court of law.

9.1.2                     As a condition to a Penn Indemnitee’s right to receive indemnification under this Section 9.1, Penn shall: (a) promptly notify Licensee as soon as it becomes aware of a claim or suit for which indemnification may be sought pursuant hereto; (b) reasonably cooperate, and cause the individual Penn Indemnitees to reasonably cooperate, with Licensee in the defense, settlement or compromise of such claim or suit; and (c) permit the Licensee to control the defense, settlement or compromise of such claim or suit, including the right to select defense counsel. In no event, however, may Licensee compromise or settle any claim or suit in a manner which (a) admits fault or negligence on the part of Penn or any other Penn Indemnitee; (b) commits Penn or any other Penn Indemnitee to take, or forbear to take, any action, without the prior written consent of Penn, or (c) grant any rights under the Penn Patent Rights except for Sublicenses permitted under Section 3.4. Penn shall reasonably cooperate with Licensee and its counsel in the course of the defense of any such suit, claim or demand, such cooperation to include without limitation using reasonable efforts to provide or make available documents, information and witnesses.

9.1.3                     Notwithstanding Section 9.1.2 above, in the event that Penn believes in good faith that a bona fide conflict exists between Licensee and Penn or any other Penn Indemnitee with respect to a claim or suit subject to indemnification hereunder, then Penn or any other Penn Indemnitee shall have the right to defend against any such claim or suit itself, including by selecting its own counsel, with any reasonable attorney’s fees and litigation expenses being paid for by Licensee. Licensee will pay such fees and expenses either directly or will reimburse Penn within [*] of Licensee’s receipt of invoices for such fees and expenses.

9.2                               Insurance

9.2.1                     Beginning no later than commencement of the first Clinical Study for any Licensed Product, Licensee, at its sole cost and expense, must insure its activities in connection with the exercise of its rights under this Agreement and obtain, and keep in force and maintain Commercial Form General Liability Insurance (contractual liability included) with limits as follows:

(a)	Each occurrence	[*];

(b)	General aggregate	[*]

Prior to the commencement of clinical trials, if applicable, involving Licensed Product:

(c)	Clinical trials liability insurance	[*]

Prior to the First Commercial Sale of a Licensed Product:

(d)	Products liability insurance	[*]

Penn may review periodically the adequacy of the minimum amounts of insurance for each coverage required by this Section 9.2.1, and has the right to require Licensee to adjust the limits in Penn’s reasonable discretion.

9.2.2                     If the above insurance is written on a claims-made form, it shall continue for [*] following termination or expiration of this Agreement. The insurance shall have a retroactive date of placement prior to or coinciding with the Effective Date of this Agreement.

9.2.3                     Licensee expressly understands, however, that the coverages and limits in Section 9.2.1 do not in any way limit Licensee’s liability or indemnification obligations. Licensee’s insurance will:

(a)                                 Be issued by an insurance carrier with an [*] or better;

(b)                                 Provide for [*] advance written notice to Penn of any modification;

(c)                                  State that Penn is endorsed as an additional insured with respect to the coverages in Section 9.2.1; and

(d)                                 Include a provision that the coverages will be primary and will not participate with nor will be excess over any valid and collective insurance or program of self insurance carried or maintained by Penn.

9.2.4                     Licensee must furnish to Penn with (a) valid certificate of insurance evidencing compliance with all requirements of this Agreement and (b) additional insured endorsements for Licensee’s applicable policies naming “The Trustees of the University of Pennsylvania” as an additional insured. Licensee must furnish both documents within [*] of the Effective Date, once per year thereafter and at any time there is a modification in such insurance.

9.3                               LIMITATION OF LIABILITY

EXCEPT FOR DAMAGES ARISING FROM A BREACH OF ARTICLE 7 OR DAMAGES ARISING FROM A PARTY’S INDEMNIFICATION OBLIGATIONS UNDER THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING LOSS OF PROFITS, WHETHER IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREIN OR ANY BREACH HEREOF.

ARTICLE 10
TERM AND TERMINATION

10.1                        Term

The term of this Agreement (the “Term”) shall commence on the Effective Date and, unless terminated sooner as provided below, shall continue in full force and effect will continue in effect on a country-by-country and Licensed Product-by-Licensed Product basis until the later of (a) expiration of the last Valid Claim of the Penn Patent Rights in such country for such Licensed Product and (b) expiration of the Royalty Period, whereupon the License to such country for such Licensed Product will become perpetual and fully paid-up.

10.2                        Termination of the Agreement for Convenience

At any time after the Research Term, Licensee may, at its convenience, terminate this Agreement or terminate any Licensed Product for an Indication in the Field of Use, upon providing at least ninety (90) days prior written notice to Penn of such intention to terminate, provided that upon termination Licensee ceases using the License for making, using, or selling the affected Licensed Product(s) in all Fields of Use.

10.3                        Termination For Cause

10.3.1              In the event Licensee fails to achieve any Diligence Event by the corresponding Achievement Date (as the same may be extended under this Agreement in accordance with Section 5.8) and does not cure such breach within [*] written notice (or a longer period of up to [*] if the Parties mutually agree that such longer period is necessary and acceptable) to the reasonable satisfaction of Penn, Penn has the right and option to terminate this Agreement on an Indication-by-Indication basis for the Indication in which diligence has not been achieved, upon written notice, with immediate effect.

10.3.2              In addition to all other remedies available to it, Penn may terminate this Agreement (a) upon at least [*] written notice, upon a failure of Licensee to pay the Research Support Amount for the Research Program when due pursuant to Section 2.3, unless Licensee cures such failure within such notice period, (b) upon [*] written notice if Licensee fails to comply with any Laws that apply to its activities or obligations under this Agreement and that can be remedied and Licensee fails to remedy such lack of compliance within such [*] period, (c) upon written notice, with immediate effect, if Licensee grants a security interest in any Penn Patent Right, (d) upon written notice, with immediate effect, if Licensee fails to achieve the Initial Financing, or (e) upon written notice, with immediate effect, if Licensee breaches Section 8.4.1.

10.3.3              If either Party materially breaches any of its material obligations under this Agreement, the non-breaching Party may give to the breaching Party a written notice specifying the nature of the default, requiring it to cure such breach, and stating its intention to terminate this Agreement. If such breach is not cured within [*] of such notice (for non-payment), and [*] of such notice for all other material breaches, such termination shall become effective upon a notice of termination by the terminating Party thereafter; provided, however, [*]. In addition, [*].

10.3.4              Either Party may terminate this Agreement, upon written notice, with immediate effect if, at any time, the other Party is unable to pay its debts, including any debts related to exclusive sublicensees, when they come due, or files in any court or agency pursuant to any statute or regulation of any state, country or jurisdiction, a petition for the appointment of a receiver or trustee of such Party or of its assets, or if such Party proposes a written agreement of composition or extension of its debts, or if such Party is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition is not dismissed within [*] after the filing thereof, or if such Party is a party to any dissolution or liquidation, or if such Party makes an assignment for the benefit of its creditors of all or substantially all its assets.

10.4                        Effects of Termination

10.4.1              Notwithstanding the termination of this Agreement, the following provisions shall survive: Sections [*], [*]. Furthermore, where this Agreement is terminated in relation to fewer than all of the Indications or Licensed Products (as provided above), it will remain in effect as to the non-terminated Indication(s) or non-terminated Licensed Product(s).

10.4.2              Termination of this Agreement shall not relieve the Parties of any obligation or liability that, at the time of termination, has already accrued hereunder, or which is attributable to a period prior to the effective date of such termination. Termination of this Agreement shall not preclude either Party from pursuing all rights and remedies it may have hereunder or at Law or in equity with respect to any breach of this Agreement nor prejudice either Party’s right to obtain performance of any obligation.

10.4.3              If this Agreement is terminated for any reason, all outstanding Sublicenses (including all Sublicense Documents for each Sublicense) not in default will be assigned by Licensee to Penn, and such assignment will be accepted by Penn provided that such Sublicensee is required to comply with all obligations, including financial obligations, set forth in this Agreement of the Licensee. Each assigned Sublicense will remain in full force and effect with Penn as the licensor or sublicensor instead of Licensee, but the duties and obligations of Penn under the assigned Sublicenses will not be greater than the duties of Penn under this Agreement, and the rights of Penn under the assigned Sublicenses will not be less than the rights of Penn under this Agreement, including all financial consideration and other rights of Penn. Penn may, at its reasonable discretion, amend such outstanding Sublicenses to contain the terms and conditions found in this Agreement. If Penn requests that Licensee assign to Penn all Regulatory Approvals for the Licensed Product upon termination of this Agreement by Licensee under Section 10.2 or by Penn under Section 10.3, then Licensee agrees to negotiate the terms of such an assignment in good faith (it being understood that the foregoing will not preclude Licensee from requiring Penn to pay commercially reasonable consideration for such assignment). [*]

10.4.4              Within [*] of termination of this Agreement or any Indication (other than termination by Licensee pursuant to Section 10.3.3), Licensee shall pay Penn all costs through the effective termination date per the budget of the Research Plan as well as all commitments related to the performance of the Research Plan (i.e., all costs or non-cancellable commitments incurred prior to the receipt, or issuance, by Penn of the notice of termination, and the cost of each employee, student and faculty member to the extent supported under the Research Plan until the earlier of (a) [*] of termination of this Agreement and (b) reassignment of such employee, student and faculty member supported under the Research Plan; and subject to Penn’s written notification to Licensee and Licensee’s acknowledgement of all costs and non-cancellable commitments as they arise) incurred by Penn under this Agreement, or for the terminated Indication, as applicable.

10.4.5              Upon termination of this Agreement, the License immediately terminates and Licensee, its Affiliates and Sublicensees will promptly cease selling the Licensed Product(s) subject to such termination. Each Party will return (or destroy, as directed by the other Party) all data, files, records and other materials containing or comprising the other Party’s Confidential Information with respect to this Agreement, except to the extent such Confidential Information is necessary or useful to conduct activities in connection with surviving portions of this Agreement. Notwithstanding the foregoing, the Parties will be permitted to retain one copy of such data, files, records, and other materials for archival and legal compliance purposes.

10.4.6              Upon termination of this Agreement or any Licensed Product for an Indication in the Field of Use by Licensee under Section 10.2 or by Penn under Section 10.3 or 10.4, Licensee agrees [*].

ARTICLE 11
ADDITIONAL PROVISIONS

11.1                        Relationship of the Parties

Nothing in this Agreement is intended or shall be deemed, for financial, tax, legal or other purposes, to constitute a partnership, agency, joint venture or employer-employee relationship between the Parties. The Parties are independent contractors and at no time will either Party make commitments or incur any charges or expenses for or on behalf of the other Party.

11.2                        Expenses

Except as otherwise provided in this Agreement, each Party shall pay its own expenses and costs incidental to the preparation of this Agreement and to the consummation of the transactions contemplated hereby

11.3                        Third Party Beneficiary

The Parties agree that each Sublicensee is a third party beneficiary of this Agreement with respect to Section 10.4.3.

11.4                        Use of Names

Licensee, its Affiliates and Sublicensees may not use the name, logo, seal, trademark, or service mark (including any adaptation of them) of Penn or any Penn school, organization, employee, student or representative, without the prior written consent of Penn. Notwithstanding the foregoing, Licensee may use the name of Penn in a non-misleading and factual manner solely in (a) executive summaries, business plans, offering memoranda and other similar documents used by Licensee for the purpose of raising financing for the operations of Licensee as related to Licensed Product, or entering into commercial contracts with Third Parties, but in such case only to the extent necessary to inform a reader that the Penn Patent Rights and/or Licensed Know-How (subject to the provisions of Article 7) has been licensed by Licensee from Penn, and/or that Licensee is collaborating with Penn on the Research Program, and to inform a reader of the identity and published credentials of inventors of intellectual property, and (b) any securities reports required to be filed with the Securities and Exchange Commission.

11.5                        No Discrimination

Neither Penn nor Licensee will discriminate against any employee or applicant for employment because of race, color, sex, sexual or affectional preference, age, religion, national or ethnic origin, handicap, or veteran status.

11.6                        Successors and Assignment

11.6.1              The terms and provisions hereof shall inure to the benefit of, and be binding upon, the Parties and their respective successors and permitted assigns.

11.6.2              Neither Party may assign or transfer this Agreement or any of such Party’s rights or obligations created hereunder without the prior written consent of the other Party, provided that: (a) such other Party shall not unreasonably withhold, condition or delay its consent; and (b) either Party may assign this Agreement, without the other’s consent, to an Affiliate of such Party or to a successor entity by way of merger, acquisition, or the sale of all or substantially all of such Party’s assets or business to which this Agreement relates; provided, that (i) the assignee shall expressly agree in writing to be bound by such Party’s obligations and liabilities under this Agreement, and (ii) each Party shall promptly notify the other Party of any assignment or transfer under the provisions of this Section 11.6.

11.6.3              Any assignment not in accordance with this Section 11.6 shall be void.

11.7                        Further Actions

Each Party agrees to execute, acknowledge and deliver such further instruments and to do all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

11.8                        Entire Agreement of the Parties; Amendments

This Agreement, the Exhibits and Appendices or Schedules hereto, and the Equity Issuance Agreement constitute and contain the entire understanding and agreement of the Parties respecting the subject matter hereof and cancel and supersede any and all prior negotiations, correspondence, understandings and agreements between the Parties, whether oral or written, regarding such subject matter. No waiver, modification or amendment of any provision of this Agreement shall be valid or effective unless made in a writing referencing this Agreement and signed by a duly authorized officer of each Party.

11.9                        Governing Law

This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania, excluding application of any conflict of laws principles that would require application of the law of a jurisdiction outside of the Commonwealth of Pennsylvania.

11.10                 Dispute Resolution

If a dispute arises between the Parties concerning this Agreement, then the Parties will confer, as soon as practicable, in an attempt to resolve the dispute (in accordance with the provisions of Section 2.12 as applicable); provided, however, that nothing in this Section 11.10 will prohibit either Party from (a) [*] or (b) [*]. In addition, in the event of a dispute regarding the interpretation of this Agreement, or whether a Party has committed and/or cured a material breach of this

Agreement (for purposes of the other Party’s termination rights under Section 10), if the dispute is not resolved within [*] under the first sentence of this Section 11.10, then: (i) upon either Party’s request such dispute will be escalated to Licensee’s Chief Executive Officer and Penn’s Dean of Medicine or his designee, for discussion in good faith in an effort to resolve such dispute; and (ii) if such dispute remains unresolved another [*] following such escalation, then either Party shall be free to bring any action in, the state and Federal courts located in the Eastern District of Pennsylvania.

11.11                 Notices and Deliveries

Any notice, request, approval or consent required or permitted to be given under this Agreement shall be in writing and directed to a Party at its address or facsimile number shown below or such other address or facsimile number as such Party shall have last given by notice to the other Party. A notice will be deemed received: if delivered personally, on the date of delivery; if mailed, five (5) days after deposit in the United States mail; if sent via courier, one (1) business day after deposit with the courier service; or if sent via facsimile, upon receipt of confirmation of transmission provided that a confirming copy of such notice is sent by certified mail, postage prepaid, return receipt requested.

For Penn	with a copy to:

Penn Center for Innovation University of Pennsylvania 3160 Chestnut Street, Suite 200 Philadelphia, PA 19104-6283 Attention: Executive Director	University of Pennsylvania Office of General Counsel 133 South 36th Street, Suite 300 Philadelphia, PA 19104-3246 Attention: General Counsel

For Licensee:

Passage Bio, Inc. c/o Effie Toshav Fenwick & West LLP 1191 Second Avenue, 10th Floor Seattle, WA 98101

11.12                 Waiver

A waiver by either Party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any other term or condition hereof. Except as otherwise provided herein, all rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either Party.

11.13                 Severability

When possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under Law, but if any provision of this Agreement is held to be prohibited by or invalid under Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. The Parties shall make a good faith effort to replace the invalid or unenforceable provision with a valid one which in its economic effect is most consistent with the invalid or unenforceable provision.

11.14                 Interpretation

The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, Schedules and Exhibits shall be deemed references to Articles and Sections of, Schedules and Exhibits to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time. Unless the context otherwise requires, countries shall include territories. References to any specific Law or article, section or other division thereof, shall be deemed to include the then-current amendments or any replacement Law thereto.

11.15                 Counterparts

This Agreement may be executed in counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument. A facsimile or a portable document format (PDF) copy of this Agreement, including the signature pages, will be deemed an original.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, duly authorized representatives of the Parties have executed this Agreement as of the Effective Date.

THE TRUSTEES OF THE UNIVERSITY OF PENNSYLVANIA		PASSAGE BIO, INC.

By:	/s/ John S. Swartley	By:	/s/ Tadataka Yamada
Name:	John S. Swartley, PhD	Name:	Tadataka Yamada, M.D.
Title:	Associate Vice Provost for Research and Executive Director, Penn Center for Innovation	Title:	President

SIGNATURE PAGE TO RESEARCH, COLLABORATION & LICENSE AGREEMENT

Exhibit A

Penn Patent Rights A

[*]

Exhibit A-1 & A-2

Optioned Manufacturing Patent Rights and Penn Patent Rights B

[*]

Exhibit B

Research Plan

[*]

Exhibit C

Research Program Budget

[*]

Exhibit D

Excluded CNS Indications

[*]

Exhibit E

Equity Issuance Agreement

[Begins on following page.]

EQUITY ISSUANCE AGREEMENT

THIS EQUITY ISSUANCE AGREEMENT (this “Agreement”) is made as of September [    ], 2018, by and between Passage BIO, Inc., a Delaware corporation (the “Company”), and The Trustees of the University of Pennsylvania, a Pennsylvania nonprofit corporation (the “Subscriber”).

For this and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.                                      Issuance of Shares. Reference is made to that certain Research, Collaboration and License Agreement (the “License Agreement”), dated as of September [    ], 2018, by and between the Company and the Subscriber. Pursuant to the terms of the License Agreement and subject to the terms and conditions set forth in this Agreement, on the date hereof, the Company shall issue and sell to the Subscriber, and the Subscriber shall purchase from the Company, three hundred seventy-two (372) shares (the “Shares”) of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), at a purchase price of $0.01 per Share. The Subscriber acknowledges and agrees that the issuance of the Shares hereunder satisfies in full the Company’s obligation to issue securities to the Subscriber under Section 4.1.2 of the License Agreement.

2.                                      Company Representations and Warranties. The Company hereby represents, warrants, acknowledges, and agrees as follows:

(a)                                 Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted.

(b)                                 Authorization. All corporate action required to be taken by the Company’s Board of Directors and stockholders in order to authorize the Company to enter into this Agreement, and to issue the Shares hereunder, has been taken. All action on the part of the officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement, and the issuance and delivery of the Shares has been taken. This Agreement, when executed and delivered by the Company, shall constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c)                                  Capitalization. The authorized capital of the Company consists, as of the date hereof and immediately prior to the issuance of the Shares, of 10,000 shares of Common Stock, 1,488 shares of which are issued and outstanding. All of the outstanding shares of Common Stock have been duly authorized, are validly issued, fully paid, and nonassessable and were issued in compliance with all applicable federal and state securities laws.

(d)                                 Valid Issuance of Shares. The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid, and nonassessable and free of restrictions on transfer other than applicable state and federal securities laws and liens or encumbrances created by or imposed by the Subscriber. Assuming the accuracy of the representations of the Subscriber in Section 4 of this Agreement and subject to required federal and state securities filings, the Shares will be issued in compliance with all applicable federal and state securities laws.

(e)                                  Company Documents. The Company has furnished to the Subscriber a true, correct and complete copy of the Certificate of Incorporation of the Company, filed with the Secretary of State of the State of Delaware on July 26, 2017, which remains in full force and effect as of the date hereof.

3.                                      Subscriber Representations and Warranties. The Subscriber hereby represents, warrants, acknowledges, and agrees as follows:

(a)                                 Authorization. The Subscriber has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Subscriber, will constitute a valid and legally binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or any other laws of general application affecting enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b)                                 Purchase Entirely for Own Account. This Agreement is made with the Subscriber in reliance upon the Subscriber’s representation to the Company, which by the Subscriber’s execution of this Agreement, the Subscriber hereby confirms, that the Shares will be acquired for investment for the Subscriber’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Subscriber has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Subscriber further represents that the Subscriber does not presently have any contract, undertaking, agreement, or arrangement with any person or entity to sell, transfer, or grant participations to such person or entity or to any third person or entity, with respect to any of the Shares. The Subscriber has not been formed for the specific purpose of acquiring the Shares.

(c)                                  Disclosure of Information. The Subscriber has had such opportunity as it has deemed adequate to obtain from representatives of the Company such information as is necessary to permit it to evaluate this Agreement and the issuance of the Shares hereunder.

(d)                                 Restricted Securities. The Subscriber understands that the Shares have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Subscriber’s representations as expressed herein. The Subscriber understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Subscriber must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Subscriber acknowledges that the Company has no obligation to register or qualify the Shares for resale. The Subscriber further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, delivery of a legal opinion, and on requirements relating to the Company which are outside of the Subscriber’s control, and which the Company is under no obligation and may not be able to satisfy.

(e)                                  No Public Market. The Subscriber understands that no public market now exists for the Shares, and that the Company has made no assurances that a public market will ever exist for the Shares.

(f)                                   Legends. The Subscriber understands that the Shares and any securities issued in respect of or exchange for the Shares, may be notated with one or all of the following legends:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR STATE SECURITIES LAWS AND CANNOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND REGULATIONS PROMULGATED THEREUNDER AND APPLICABLE STATE SECURITIES LAWS.”; and

Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate, instrument or book entry so legended.

(g)                                  Accredited Investor. The Subscriber is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

(h)                                 No General Solicitation. Neither the Subscriber, nor any of its officers, directors, employees, or representatives, has either directly or indirectly, including through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Shares.

(i)                                     Residence. The Subscriber’s principal place of business is located at the address set forth on its signature page to this Agreement.

4.                                      Other Agreements. The Subscriber agrees, as a condition of the Shares granted under this Agreement, that the Subscriber will execute such document(s) as necessary to become a party to any shareholders’ agreement, investors’ rights agreement, voting agreement or trust, right of first refusal and co-sale agreement, or other similar agreement as the Company may require of holders of Common Stock.

5.                                      Miscellaneous.

(a)                                 Entire Agreement; Governing Law. This Agreement constitutes the entire understanding between the Subscriber and the Company with respect to the subject matter hereof and supersedes any prior understanding and/or written or oral agreements between them with respect to such subject matter. For the purpose of clarity, this Agreement shall have no effect on the terms of the License Agreement. This Agreement shall be governed by the laws of the State of Delaware, without regard to the principles of conflicts of laws of Delaware or any other jurisdiction that would result in the application of the laws of any jurisdiction other than Delaware.

(b)                                 Severability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal, and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(c)                                  Amendment; Waiver. Any provision of this Agreement and the obligations of the Company or rights of the Subscriber hereunder may be amended or waived if, but only if, such amendment or waiver is in writing and is approved in writing by the Company and the Subscriber, whereupon such amendment or waiver shall be binding on the Company and the Subscriber.

(d)                                 Counterparts; Execution by Electronic Means. This Agreement may be executed in any number of counterparts, and any party may execute any such counterpart, each of which when executed and delivered by facsimile or by electronic scanned copy (including .pdf) exchanged by electronic transmission, shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

[Signature pages omitted from exhibit.]

Exhibit F

Specified Obligations

[*]

Exhibit G

Form of SDR Report

[*]

Exhibit H

Form of Financial Report

[*]

CONFIDENTIAL

PassageBio | University of Pennsylvania

04 March 2019

FIRST AMENDMENT TO RESEARCH COLLABORATION OPTION AND LICENSE AGREEMENT

THIS FIRST AMENDMENT to the Research Collaboration Option and License Agreement (“First Amendment”), entered into as of October 1, 2018 (the “First Amendment Effective Date”), is made by and between Passage Bio, Inc. (“Passage”), a corporation organized and existing under the laws of Delaware (“Passage”), and The Trustees of the University of Pennsylvania, a Pennsylvania nonprofit corporation, with offices located at Penn Center for Innovation, 3160 Chestnut Street, Suite 200, Philadelphia, PA 19104-6228 (“Penn”) and amends the Research Collaboration, Option and License Agreement between the parties dated September 18, 2018 (the “Agreement”). Passage and Penn are sometimes hereinafter referred to collectively as the “Parties” and individually as a “Party.”

WHEREAS, the Parties wish to amend the Agreement; and

NOW, THEREFORE, in consideration of the promises and mutual covenants contained in the Agreement and herein, and intending to be legally bound hereby, the Parties amend the Agreement and otherwise agree as follows:

1.                            The Research Program contained in Exhibit B of the Agreement is hereby amended to include the additional work outlined in Schedule B to this First Amendment.

2.                            The Research Program Budget contained in Exhibit C of the Agreement is hereby amended to include the new Research Program Budget contained in Schedule C to this First Amendment. The payment schedule contained in Exhibit C of the Agreement is amended and restated in its entirety as set forth in Schedule C to this First Amendment.

3.                            The following Sections 2.3.4 and 2.3.5 shall be added to the Agreement,

2.3.4 Penn shall maintain records of the use of the funds provided by Licensee for performance of the Research Program by Penn and shall provide Licensee with quarterly financial reports within [*] after the end of each Calendar Quarter.

2.3.5 Reconciliation of Research Program Funding.

2.3.5.1 Reconciliation during the Research Term. Within [*] after the end of each Calendar Year during the Research Term and any Research Extension Term beginning after the 2019 Calendar Year, Penn (through its Gene Therapy Program finance group) will submit to Licensee a reconciliation of all payments made by Licensee and all expenses actually incurred by Penn in the performance of the Research Program for the previous Calendar Year. Any overpayment by Licensee shall be applied as a credit to the next quarterly payment owed by Licensee. Any underpayment by Licensee shall be added as an additional amount to the next quarterly payment owed by Licensee. If no further quarterly payments are owed, (i) any underpayment shall be paid to Penn within [*] after receipt by Licensee of such reconciliation report, or (ii) any overpayment shall be returned to Licensee within [*] after receipt by Licensee of such reconciliation report.

2.3.5.2 Final Research Program Reconciliation. Within [*] after the conclusion or early termination of the Research Program in its entirety, Penn (through its Gene Therapy Program finance group) will submit to Licensee a final reconciliation of all payments made by Licensee and all expenses actually incurred by Penn in the

1

performance of the Research Program as well as any non-cancellable and Research Program wind-down costs in accordance with Section 10.4.4. Any overpayment by Licensee shall be refunded to Licensee within [*] after the final reconciliation report is provided to Licensee by Penn. Any underpayment by Licensee shall be promptly paid to Penn.

4.                            This First Amendment and the Agreement contains the entire understanding between the Parties and supersedes any and all prior agreements, understandings and arrangements whether written or oral between the Parties with respect to the matters contained in the Agreement and this First Amendment. No amendments, changes, modifications or alterations of the terms and conditions of this First Amendment shall be binding upon any Party, unless in writing and signed by an authorized representative of each Party.

5.                            All terms and conditions of the Agreement not changed by this First Amendment shall remain in full force and effect.

6.                            Signatures on this First Amendment may be communicated by facsimile or e-mail transmission and shall be binding upon the Parties upon receipt by transmitting the same by facsimile or e-mail, which signatures shall be deemed originals. If executed in counterparts, the Amendment shall be effective as if simultaneously executed.

(Signature page follows.)

2

IN WITNESS WHEREOF the Parties hereto have caused this First Amendment to be executed and delivered by their duly authorized representatives as set forth below.

AGREED ON BEHALF OF:		AGREED ON BEHALF OF:

PASSAGE BIO, INC.		THE TRUSTEES OF THE UNIVERSITY OF PENNSYLVANIA

By:	/s/ STEPHEN SQUINTO	By:	/s/ John S. Swartley
(Signature)		(Signature)

Name:	STEPHEN SQUINTO	Name:	John S. Swartley

Title:	INTERIM CEO & DIRECTOR	Title:	Managing Director, Penn Center for Innovation

ACKNOWLEDGED AS READ AND UNDERSTOOD BY INSTITUTION PRINCIPAL INVESTIGATOR

/s/ Dr. James Wilson
(Signature)

Name:	Dr. James Wilson

3

Schedule B

Passage Bio SRA – Amendment 1

Scope of Work for Additional Research Program Activities

[*]

4

Schedule C

Additional Research Budget and Payment Schedule

[*]

5

CONFIDENTIAL

PassageBio | University of Pennsylvania

24 Apr 2019

SECOND AMENDMENT TO RESEARCH, COLLABORATION AND LICENSE AGREEMENT

This SECOND AMENDMENT (“Second Amendment”) is entered into as of May 23, 2019 (the “Second Amendment Effective Date”) by and between Passage Bio Inc., a corporation organized under the laws of Delaware (“Passage”) with offices at 2001 Market St, 28th Floor, Philadelphia, PA 19103, and The Trustees of the University of Pennsylvania, a Pennsylvania nonprofit corporation, with offices located at Penn Center for Innovation, 3600 Civic Center Blvd., 9th Floor, Philadelphia, PA 19104 (“Penn”) and amends the Research, Collaboration and License Agreement having an effective date of September 18, 2018 and which subsequently was amended on October 1, 2018 (the “First Amendment”) (collectively, the “Agreement”). Passage and Penn are referred to collectively as the “Parties” and individually as a “Party.”

WHEREAS, the Parties wish to amend the Agreement; and

NOW, THEREFORE, in consideration of the promises and mutual covenants contained in the Agreement and herein, and intending to be legally bound hereby, the Parties amend the Agreement and otherwise agree as follows:

1.                            The Research Program contained in Exhibit B of the Agreement is hereby amended to include the additional work outlined in Schedule A to this Second Amendment.

2.                            The budget for the Second Amendment studies is included in Schedule B to this Second Amendment, and this budget is intended to be in addition to those previously included under the Agreement.

3.                            A complete amended and restated payment schedule is set forth as Schedule C to this Second Amendment. The payment schedule denotes payments for the Research Program that have already been made to Penn as well as future payments owed to Penn.

4.                            This Second Amendment and the Agreement contain the entire understanding between the Parties and supersede any and all prior agreements, understandings and arrangements whether written or oral between the Parties with respect to the matters contained in the Agreement and this Second Amendment. No amendments, changes, modifications or alterations of the terms and conditions of this Second Amendment shall be binding upon any Party, unless provided in writing and signed by an authorized representative of each Party.

5.                            All terms and conditions of the Agreement not changed by this Second Amendment shall remain in full force and effect.

6.                            Signatures on this Second Amendment may be communicated by e-mail transmission and shall be binding upon the Parties upon receipt by transmitting the same by e-mail, which signatures shall be deemed originals. If executed in counterparts, the Second Amendment shall be effective as if simultaneously executed.

(Signature page follows.)

1

IN WITNESS WHEREOF the Parties hereto have caused this Second Amendment to be executed and delivered by their duly authorized representatives as set forth below.

AGREED ON BEHALF OF:		AGREED ON BEHALF OF:

PASSAGE BIO INC.		THE TRUSTEES OF THE UNIVERSITY OF PENNSYLVANIA

By:	/s/ Jill Quigley	By:	/s/ John S. Swartley
(Signature)		(Signature)

Name:	Jill Quigley	Name:	John S. Swartley

Title:	COO & GC	Title:	Managing Director, Penn Center for Innovation

ACKNOWLEDGED AS READ AND UNDERSTOOD BY INSTITUTION PRINCIPAL INVESTIGATOR

/s/ Dr. James Wilson
(Signature)

Name:	Dr. James Wilson

2

Schedule A

SECOND AMENDMENT TO RESEARCH, COLLABORATION AND LICENSE AGREEMENT

Passage-Penn Scientific Workplan

[*]

Schedule B

Budget for Second Amendment Studies

[*]

Schedule C

Complete Payment Schedule

[*]

THIRD AMENDMENT TO RESEARCH, COLLABORATION AND LICENSE AGREEMENT

This THIRD AMENDMENT (“Third Amendment”) is entered into as of May 29, 2019 (the “Third Amendment Effective Date”) by and between Passage Bio Inc., a corporation organized under the laws of Delaware (“Passage”) with offices at 2001 Market St, 28th Floor, Philadelphia, PA 19103, and The Trustees of the University of Pennsylvania, a Pennsylvania nonprofit corporation, with offices located at Penn Center for Innovation, 3600 Civic Center Blvd., 9th Floor, Philadelphia, PA 19104 (“Penn”) and amends the Research, Collaboration and License Agreement having an effective date of September 18, 2018 and which subsequently was amended on October 1, 2018 (the “First Amendment”) and May 23, 2019 (the “Second Amendment”) (collectively, the “Agreement”). Passage and Penn are referred to collectively as the “Parties” and individually as a “Party.”

WHEREAS, the Parties wish to amend the Agreement; and

NOW, THEREFORE, in consideration of the promises and mutual covenants contained in the Agreement and herein, and intending to be legally bound hereby, the Parties agree as follows:

1.                            The definition of Next Generation Program in the Agreement is hereby amended and restated in its entirety as follows:

“Next Generation Program” means the next generation AAV capsid discovery, development and engineering program controlled by Penn and developed or conducted by the Wilson Laboratory from [*] through December 31, 2021, which program: (a) between [*] and May 28, 2019 was solely funded by Penn (including NIH grant funding to Penn) and (b) between May 29, 2019 and December 31, 2021 may be funded by Penn and/or any Third Party (or Third Parties). The Next Generation Program is limited to the following research activities [*].

2.                            The following provision is hereby added to the end of Section 2.9.2 of the Agreement:

“Provided that the Wilson Laboratory has funding to continue activities of the kind described in the definition of Next Generation Program beyond December 31, 2021, Licensee may request that the term of the Next Generation Program be extended, and if Licensee makes such request on or before [*], the Parties will in good faith negotiate the terms and conditions of such extension and memorialize the same in an amendment to this Agreement.”

3.                            This Third Amendment and the Agreement contain the entire understanding between the Parties and supersede any and all prior agreements, understandings and arrangements whether written or oral between the Parties with respect to the matters contained in the Agreement and this Third Amendment. No amendments, changes, modifications or alterations of the terms and conditions of this Third Amendment shall be binding upon any Party, unless provided in writing and signed by an authorized representative of each Party.

4.                            All terms and conditions of the Agreement not changed by this Third Amendment shall remain in full force and effect.

5.                            Signatures on this Third Amendment may be communicated by e-mail transmission and shall be binding upon the Parties upon receipt by transmitting the same by e-mail, which signatures shall be deemed originals. If executed in counterparts, the Third Amendment shall be effective as if simultaneously executed.

University of Pennsylvania

IN WITNESS WHEREOF the Parties hereto have caused this Third Amendment to be executed and delivered by their duly authorized representatives as set forth below.

AGREED ON BEHALF OF:		AGREED ON BEHALF OF:

PASSAGE BIO INC.		THE TRUSTEES OF THE UNIVERSITY OF PENNSYLVANIA

By:	/s/ Jill Quigley	By:	/s/ John S. Swartley
(Signature)		(Signature)

Name:	Jill Quigley	Name:	John S. Swartley

Title:	COO & GC	Title:	Managing Director, Penn Center for Innovation

ACKNOWLEDGED AS READ AND UNDERSTOOD BY INSTITUTION PRINCIPAL INVESTIGATOR

/s/ Dr. James Wilson
(Signature)

Name:	Dr. James Wilson

2

CONFIDENTIAL — Execution Copy

University of Pennsylvania

FOURTH AMENDMENT TO RESEARCH, COLLABORATION AND LICENSE AGREEMENT

This FOURTH AMENDMENT (“Fourth Amendment”) is entered into as of September 4, 2019 (the “Fourth Amendment Effective Date”) by and between Passage Bio Inc., a corporation organized under the laws of Delaware (“Passage”) with offices at 2001 Market St, 28th Floor, Philadelphia, PA 19103, and The Trustees of the University of Pennsylvania, a Pennsylvania nonprofit corporation, with offices located at Penn Center for Innovation, 3600 Civic Center Blvd., 9th Floor, Philadelphia, PA 19104 (“Penn”) and amends the Research, Collaboration and License Agreement having an effective date of September 18, 2018 and which subsequently was amended on October 1, 2018 (the “First Amendment”) and May 23, 2019 (the “Second Amendment”) and on May 29, 2019 (the “Third Amendment) (collectively, the “Agreement”). Passage and Penn are referred to collectively as the “Parties” and individually as a “Party.”

WHEREAS, the Parties wish to amend the Agreement; and

NOW, THEREFORE, in consideration of the promises and mutual covenants contained in the Agreement and herein, and intending to be legally bound hereby, the Parties amend the Agreement and otherwise agree as follows:

1.                            The Research Program contained in Exhibit B of the Agreement is hereby amended to include the additional work outlined in Schedule A to this Fourth Amendment.

2.                            The budget for the Fourth Amendment studies is included in Schedule B to this Fourth Amendment, and this budget is intended to be in addition to those previously included under the Agreement.

3.                            A complete amended and restated payment schedule is set forth as Schedule C to this Fourth Amendment. The payment schedule denotes payments for the Research Program that have already been made to Penn as well as future payments owed to Penn.

4.                            This Fourth Amendment and the Agreement contain the entire understanding between the Parties and supersede any and all prior agreements, understandings and arrangements whether written or oral between the Parties with respect to the matters contained in the Agreement and this Fourth Amendment. No amendments, changes, modifications or alterations of the terms and conditions of this Fourth Amendment shall be binding upon any Party, unless provided in writing and signed by an authorized representative of each Party.

5.                            All terms and conditions of the Agreement not changed by this Fourth Amendment shall remain in full force and effect.

6.                            Signatures on this Fourth Amendment may be communicated by e-mail transmission and shall be binding upon the Parties upon receipt by transmitting the same by e-mail, which signatures shall be deemed originals. If executed in counterparts, the Fourth Amendment shall be effective as if simultaneously executed.

(Signature page follows.)

1

IN WITNESS WHEREOF the Parties hereto have caused this Fourth Amendment to be executed and delivered by their duly authorized representatives as set forth below.

AGREED ON BEHALF OF:		AGREED ON BEHALF OF:

PASSAGE BIO INC.		THE TRUSTEES OF THE UNIVERSITY OF PENNSYLVANIA

By:	/s/ Jill Quigley	By:	/s/ John S. Swartley
(Signature)		(Signature)

Name:	Jill Quigley	Name:	John S. Swartley

Title:	COO	Title:	Associate Vice Provost for Research and Managing Director, Penn Center for Innovation

ACKNOWLEDGED AS READ AND UNDERSTOOD BY INSTITUTION PRINCIPAL INVESTIGATOR

/s/ Dr. James Wilson
(Signature)

Name:	Dr. James Wilson

2

Schedule A

FOURTH AMENDMENT TO RESEARCH, COLLABORATION AND LICENSE AGREEMENT

Passage-Penn Scientific Workplan

[*]

3

Schedule B

Budget for Fourth Amendment Studies

[*]

4

Schedule C

Complete Outstanding Payment Schedule

[*]

5

FIFTH AMENDMENT TO RESEARCH, COLLABORATION AND LICENSE AGREEMENT

This FIFTH AMENDMENT (“Fifth Amendment”) is entered into as of January 21, 2020 (the “Fifth Amendment Effective Date”) by and between Passage Bio Inc., a corporation organized under the laws of Delaware (“Passage”) with offices at 2001 Market St, 28th Floor, Philadelphia, PA 19103, and The Trustees of the University of Pennsylvania, a Pennsylvania nonprofit corporation, with offices located at Penn Center for Innovation, 3600 Civic Center Blvd., 9th Floor, Philadelphia, PA 19104 (“Penn”) and amends the Research, Collaboration and License Agreement having an effective date of September 18, 2018 and which subsequently was amended on October 1, 2018 (the “First Amendment”) and May 23, 2019 (the “Second Amendment”) and on May 29, 2019 (the “Third Amendment), September 4, 2019 (the “Fourth Amendment”) (collectively, the “Agreement”). Passage and Penn are referred to collectively as the “Parties” and individually as a “Party.”

WHEREAS, the Parties wish to amend the Agreement; and

NOW, THEREFORE, in consideration of the promises and mutual covenants contained in the Agreement and herein, and intending to be legally bound hereby, the Parties amend the Agreement and otherwise agree as follows:

1.              The Research Program contained in Exhibit B of the Agreement is hereby amended to include the additional work outlined in Schedule A to this Fifth Amendment.

2.              The budget for the Fifth Amendment studies is included in Schedule B to this Fifth Amendment, and this budget is intended to be in addition to those previously included under the Agreement.

3.              A complete amended and restated payment schedule is set forth as Schedule C to this Fifth Amendment. The payment schedule denotes payments for the Research Program that have already been made to Penn as well as future payments owed to Penn.

4.              Attached as Exhibit A is an updated schedule of Penn Patent Rights A.

5.              This Fifth Amendment and the Agreement contain the entire understanding between the Parties and supersede any and all prior agreements, understandings and arrangements whether written or oral between the Parties with respect to the matters contained in the Agreement and this Fifth Amendment. No amendments, changes, modifications or alterations of the terms and conditions of this Fifth Amendment shall be binding upon any Party, unless provided in writing and signed by an authorized representative of each Party.

6.              All terms and conditions of the Agreement not changed by this Fifth Amendment shall remain in full force and effect.

7.              Signatures on this Fifth Amendment may be communicated by e-mail transmission and shall be binding upon the Parties upon receipt by transmitting the same by e-mail, which signatures shall be deemed originals. If executed in counterparts, the Fifth Amendment shall be effective as if simultaneously executed.

(Signature page follows.)

IN WITNESS WHEREOF the Parties hereto have caused this Fifth Amendment to be executed and delivered by their duly authorized representatives as set forth below.

AGREED ON BEHALF OF:		AGREED ON BEHALF OF:

PASSAGE BIO INC.		THE TRUSTEES OF THE UNIVERSITY OF PENNSYLVANIA

By:	/s/ Jill Quigley	By:	/s/ John S. Swartley
	(Signature)		(Signature)

Name:	Jill Quigley	Name:	John S. Swartley, MBA, Ph.D.

Title:	Chief Operating Officer	Title:	Associate Vice Provost for Research and Managing Director, Penn Center for Innovation

ACKNOWLEDGED AS READ AND UNDERSTOOD BY INSTITUTION PRINCIPAL INVESTIGATOR

/s/ James Wilson
(Signature)

Name:	Dr. James Wilson

EXHIBIT A
PENN PATENT RIGHTS A

[*]

Schedule A

FIFTH AMENDMENT TO RESEARCH, COLLABORATION AND LICENSE AGREEMENT

Passage-Penn Scientific Workplan

[*]

Schedule B

Budget for Amendment Studies

[*]

Schedule C

Complete Payment Schedule

[*]